REGISTRATION NO. 333-28935
                                                  POST EFFECTIVE AMENDMENT
                                           NO. 1 TO REGISTRATION NO. 33-76240

----------------------------------------------------------------------------

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                   FORM S-3

                                AMENDMENT NO. 1

                                      TO

                            REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933


                          GUARANTEED TRADE TRUSTS
                       (ISSUERS OF THE CERTIFICATES)


                        CITICORP NORTH AMERICA, INC.
                                (Depositor)
    (Exact name of registrant as specified in its governing instrument)

       DELAWARE                    6712                   13-2938684
   (State or other          (Primary Standard          (I.R.S. Employer
    jurisdiction        Industrial Classification    Identification Number)
   of incorporation            Code Number)
   or organization)


    CITICORP NORTH AMERICA, INC.                  MARK A. RHODES, ESQ.
         399 PARK AVENUE                        VICE PRESIDENT & COUNSEL
     NEW YORK, NEW YORK 10043                         CITIBANK, N.A.
            (212)559-1000                            399 PARK AVENUE
(Address of principal executive offices)         NEW YORK, NEW YORK 10043
                                                      (212)559-1944
                                      (Name and address of agent for service)


                                 COPIES TO:

                              F. EUGENE HIIGEL
                  SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                              919 THIRD AVENUE
                          NEW YORK, NEW YORK 10022
                               (212) 735-2618



APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable on or after the date of this Registration Statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. |X|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement number for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement number for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434 of the Securities Act, please check the following box. |_|



                      CALCULATION OF REGISTRATION FEE

=============================================================================================================
Title of Securities     Amount Being      Proposed Maximum       Proposed Maximum         Amount of
Being Registered        Registered(1)     Offering Price Per    Aggregate Offering    Registration Fee(1)
                                                Unit(2)               Price
-------------------------------------------------------------------------------------------------------------
Guaranteed Trade        $152,182,846           100%                $152,182,846           $46,116.02
Certificates
=============================================================================================================

(1) A total of $303.10 has been previously paid. The Prospectus included herein is a combined prospectus which also relates to $210 of unissued Guaranteed Trade Certificates registered under Registration Statement No. 33-76240, with respect to which a filing fee of $0.07 has been previously paid.


(2) In accordance with Rule 429 of the General Rules and Regulations under the Securities Act of 1933, as amended, the Prospectus included herein is a combined prospectus which also relates to unissued Guaranteed Trade Certificates registered under Registration Statement No. 33-76240 and this Registration Statement constitutes Post-Effective Amendment No. 1 to such Registration Statement.


        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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
                                     CROSS REFERENCE SHEET

       Form S-3                              Location or                       Location or Caption
Item Number and Caption                  Caption in Prospectus              in Prospectus Supplement
-----------------------                  ---------------------              ------------------------
1.  Forepart of the Registration         Outside Front Cover Page           Outside Front Cover Page
    Statement and Outside Front
    Cover Page of Prospectus

2.  Inside Front and Outside Back        Inside Front Cover; Out-           Inside Front Cover; Out-
    Cover Pages of Prospectus            side Back Cover Page               side Back Cover Page

3.  Summary Information, Risk            Available Information;             Summary; Overview of the
    Factors, and Ratio of                Overview of the Transac-           Transaction
    Earnings to Fixed Charges            tions

4.  Use of Proceeds                                *                        Use of Proceeds

5.  Determination of Offering                      *                        Outside Front Cover Page
    Price

6.  Dilution                                       *                                  *

7.  Selling Security-Holders                       *                                  *

8.  Plan of Distribution                Plan of Distribution                Underwriting

9.  Description of Securities           Cover Page; Summary;                Outside Front Cover Page;
    to be Registered                    Description of the Cer-             Description of the
                                        tificates; The Trusts;              Certificates; The Promissory
                                        Certain United States               Note; The Trust
                                        Federal Tax Consequences

10. Interests of Named                            *                                   *
    Experts and Counsel

11. Material Changes                              *                                   *

12. Incorporation of Certain            Inside Front Cover Page;                      *
    Information                         Available Information

13. Disclosure of Commission                       *                                  *
    Position on Indemnification
    for Securities Act Liabilities

----------------
*  Not applicable






INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                           SUBJECT TO COMPLETION


                 PRELIMINARY PROSPECTUS DATED NOVEMBER 6, 1997

Prospectus Supplement
(To Prospectus dated November 6, 1997)



$
Guaranteed Trade Trust 19  -
    % Guaranteed Trade Certificates, Series 199 -

Evidencing Interests in a Promissory Note Guaranteed by
Export-Import Bank of the United States

Each of the Certificates offered hereby evidences an undivided fractional interest in Guaranteed Trade Trust 199 - (the "Trust") to be formed
pursuant to a Declaration of Trust between                   , as trustee
(the "Trustee") and Citicorp North America, Inc., as depositor (the "Depositor"). The assets of the Trust will consist of a promissory note (the "Promissory Note") of the Borrower named herein, and the Eximbank Guarantee (as defined below) or, in lieu thereof following the occurrence of an Eximbank Payment Event or in certain other limited circumstances, an Eximbank Payment Certificate (as such terms are hereinafter defined).

Payments on the Promissory Note will be guaranteed (the "Eximbank Guarantee") by the Export-Import Bank of the United States ("Eximbank") as to the payment of 100% of all amounts of principal due thereon and interest thereon at the Guaranteed Interest Rate (as defined herein). The Eximbank Guarantee will be entitled to the full faith and credit of the United States of America. Each Certificate will represent the right to receive a portion of the payments due on the Promissory Note or under the Eximbank Guarantee, but will not be directly guaranteed by Eximbank or the United States of America. The Certificates will not be subject to prepayment or acceleration under any circumstances.

Interest on the Promissory Note will accrue from the date of delivery thereof. Principal and interest are distributable to the Certificateholders
on each and            , commencing                , 199  .

[The Trust will benefit from an irrevocable liquidity facility (the
"Liquidity Facility") provided by                  . The Liquidity Facility
is intended to provide for the distribution of principal and interest in a timely manner to Certificateholders on any Certificate Payment Date with respect to which the Borrower defaults in payment of amounts due under the Promissory Note.]

The Representatives intend, but are not obligated, to make a market in the Certificates. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will continue.


The Attorney General of the United States has stated in an opinion dated September 30, 1966 that Eximbank's contractual liabilities constitute general obligations of the United States backed by its full faith and credit and that persons in whose favor Eximbank has incurred contractual liabilities in accordance with law "have acquired valid general obligations of the United States, and are therefore in a position to reach beyond Eximbank and its assets to the United States for a source of payment, if necessary." The Eximbank Guarantee of the Promissory Note will constitute a contractual liability of Eximbank and, as stated in such opinion, a general obligation of the United States. The Certificates will not be directly guaranteed by Eximbank and there will be no direct contractual liability of Eximbank to any holder of a Certificate.


THE CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN THE ASSETS OF THE TRUST ONLY. THE CERTIFICATES ARE NOT OBLIGATIONS OF OR GUARANTEED BY THE UNITED STATES OF AMERICA, EXIMBANK OR ANY OTHER GOVERNMENTAL AGENCY NOR ARE THEY OBLIGATIONS OF OR GUARANTEED BY THE DEPOSITOR, THE BORROWER OR THE TRUSTEE OR ANY AFFILIATE OF ANY THEREOF.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

=============================================================================
                                            Underwriting
                         Initial Public     Discounts and   Proceeds to the
                       Offering Price (1)  Commissions (2)   Trust (1)(2)
----------------------------------------------------------------------------
Per Certificate.....         100.00%              %               %
----------------------------------------------------------------------------
Total...............   $                      $               $
----------------------

============================================================================
(1)    Plus accrued interest, if any, from              , 19  .
(2)    Before deducting expenses estimated to be              .
The Certificates are offered subject to receipt and acceptance by the Underwriters, to prior sale and to the Underwriters' right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Certificates will be made in book-entry form through the facilities of The Depository Trust
Company on or about            , 19  .

                         Citicorp Securities, Inc.



The date of this Prospectus Supplement is          , 199





          This Prospectus Supplement does not contain complete information about the offering of the Certificates. Additional information is contained in the Prospectus and purchasers are urged to read both the Prospectus Supplement and the Prospectus itself. Sale of the Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

          CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE CERTIFICATES, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN SUCH CERTIFICATES, AND THE IMPOSITION OF A PENALTY BID, DURING AND AFTER THE OFFERING. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING".

          The Certificates will initially be issued entirely as a global Certificate registered in the name of a nominee of The Depository Trust Company ("DTC"), but may, under certain limited circumstances, be exchangeable for Certificates issued in definitive form. Beneficial interests in the global Certificates will trade in DTC's Same-Day Funds Settlement System, and secondary market trading activity in such interests will therefor settle in same-day funds. Beneficial interests in global Certificates will be shown on, and transfers thereof will be effected only through, records maintained by DTC (with respect to DTC Participants' interests) and DTC Participants. See "DESCRIPTION OF THE CERTIFICATES--Book-Entry Registration" in the Prospectus.



                                  SUMMARY

          The following summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms used in the summary are defined elsewhere in this Prospectus Supplement and in the accompanying Prospectus.

Title of Securities.............         % Guaranteed Trade Certificates,
                                      Series 19  -  (the "Certificates").

Issuer..........................    Guaranteed Trade Trust 19 - (the "Trust").

Depositor.......................    Citicorp North America, Inc., a
                                      corporation organized under the
                                      laws of Delaware (the
                                      "Depositor").

Trustee.........................                , a             banking
                                      corporation (the "Trustee").

The Certificates................    The Certificates evidence
                                      fractional undivided interests
                                      in the Trust. The Trust will be
                                      created by the Trustee pursuant
                                      to a Declaration of Trust (the
                                      "Declaration of Trust") between
                                      the Trustee and the Depositor
                                      for the purpose of holding the
                                      Promissory Note and the Eximbank
                                      Guarantee and issuing the
                                      Certificates, all as described
                                      herein and in the Prospectus.
                                      The Trust will issue the
                                      Certificates in the aggregate
                                      principal amount of $          .
                                      The Certificates will have a
                                      final distribution date on
                                                  , 20  . Interest
                                      will be distributable on the
                                      Certificates at a rate of    %
                                      per annum.

                                    Distributions on the Certificates
                                      will be made in [  ] semiannual
                                      installments on each
                                                    and
                                      (or, if not a Business Day, on
                                      the next following Business Day)
                                      (each a "Certificate Payment
                                      Date") in each year, beginning
                                                     , 19   and ending
                                                    , 20  , in the
                                      amounts set forth under
                                      "DESCRIPTION OF THE
                                      CERTIFICATES--Payments on the
                                      Certificates" herein. Interest
                                      on the Promissory Note will
                                      accrue from the date of issuance
                                      thereof (the "Closing Date") and
                                      will be distributable to the
                                      Certificateholders semiannually
                                      on each Certificate Payment
                                      Date.

                                    Each Certificate will represent
                                      the right to receive a portion
                                      of each semiannual payment
                                      received on the Promissory Note
                                      or under the Eximbank Guarantee.
                                      The Certificates will be
                                      issuable in minimum
                                      denominations of $1,000 original
                                      principal amount and integral
                                      multiples of $1 in excess
                                      thereof, and will be available
                                      only in book-entry form. See
                                      "DESCRIPTION OF THE
                                      CERTIFICATES--Book-Entry
                                      Registration" in the Prospectus.

                                    The Certificates represent
                                      beneficial interests in the
                                      Trust only and do not represent
                                      interests in or obligations of
                                      the Depositor, the Borrower or
                                      the Trustee nor are they
                                      obligations of or guaranteed by
                                      the United States of America,
                                      Eximbank or any other
                                      governmental agency.

No Prepayment
  or Acceleration...............    The Certificates will not be
                                      subject to prepayment or
                                      acceleration under any
                                      circumstances.

The Trust Assets................    The property of the Trust will
                                      initially consist of the
                                      Promissory Note, backed by a
                                      guarantee (the "Eximbank
                                      Guarantee") issued by the
                                      Export-Import Bank of the United
                                      States ("Eximbank"), of the
                                      payment of 100% of all amounts
                                      of principal and interest due
                                      thereon at the Guaranteed
                                      Interest Rate, and the Liquidity
                                      Facility described below. The
                                      guarantee of Eximbank is backed
                                      by the full faith and credit of
                                      the United States. The
                                      "Guaranteed Interest Rate" will
                                      be equal to the then applicable
                                      rate of interest borne by the
                                      Promissory Note, but will not
                                      include the penalty portion of
                                      interest on any overdue
                                      principal and interest thereon.
                                      See "THE EXIMBANK GUARANTEES" in
                                      the Prospectus.

Trustee's Fees and Expenses.....    The basic fees and expenses of the
                                      Trustee (the "Basic Fee") will
                                      be paid directly by the Borrower
                                      to the Trustee on the closing
                                      date and will not be payable
                                      from the assets of the Trust.
                                      [In addition, the Trustee will
                                      be entitled to receive a
                                      supplemental fee (the "Trustee
                                      Supplemental Fee") equal to the
                                      amount, if any, of interest on
                                      overdue principal and overdue
                                      interest on the Promissory Note
                                      received from the Borrower.]

                                    The Trustee Supplemental Fee will
                                      be paid from payments made on
                                      the Promissory Note. The Trustee
                                      Supplemental Fee will be paid
                                      only after all amounts due and
                                      payable on the Certificates on
                                      the related Certificate Payment
                                      Date have been paid in full.]

                                    In the event that the Borrower
                                      fails to pay the Basic Fee of
                                      the Trustee, the Trustee will be
                                      entitled to receive, to the
                                      extent of the Basic Fee, the
                                      earnings on amounts deposited in
                                      the Trust Account or the
                                      Eximbank Payment Account (as
                                      defined below) and invested in
                                      Eligible Investments, as
                                      described under "DESCRIPTION OF
                                      THE CERTIFICATES"--Trust
                                      Accounts and Investments of
                                      Funds" in the Prospectus. Such
                                      investment earnings will be
                                      payable to the Trustee only
                                      after all amounts due and
                                      payable on the Certificates on
                                      the related Certificate Payment
                                      Date have been paid in full.

                                    [The Trustee will not be entitled
                                      to receive a supplemental fee
                                      with respect to any interest on
                                      overdue principal and interest
                                      on the Promissory Note received
                                      from Eximbank under the Eximbank
                                      Guarantee. After all amounts due
                                      and payable on the Certificates
                                      on the related Certificate
                                      Payment Date have been paid in
                                      full, any remaining amounts of
                                      interest on overdue principal
                                      and interest paid by Eximbank
                                      will be repaid to Eximbank in
                                      consideration of the Eximbank
                                      guarantee.]

The Promissory Note.............    The Promissory Note will evidence
                                      the Borrower's obligation to pay
                                      to the Trust principal and
                                      interest in U.S. dollars,
                                      semiannually on each          15
                                      and               15 (or, if
                                      such date is not a business day,
                                      on the next succeeding business
                                      day) of each year (each, a "Note
                                      Payment Date"). The first
                                      payment that the Trust will be
                                      entitled to receive will be that
                                      to be made by the Borrower on
                                      the Note Payment Date on
                                                 15, 19  . The [portion
                                      of each] payment made by the
                                      Borrower to the Trustee on each
                                      such Note Payment Date to which
                                      the Certificateholders are
                                      entitled will be distributed to
                                      the Certificateholders on the
                                      immediately succeeding
                                      Certificate Payment Date.

                                    Principal on the Promissory Note
                                      will be payable in     equal
                                      consecutive semiannual
                                      installments on each Note
                                      Payment Date commencing on
                                      15, 19    and ending on
                                                 15, 20  . The
                                      Promissory Note will bear
                                      interest for the period from the
                                      Closing Date [to the Note Payment
                                      Date on           15, 19   ] at a
                                      rate of              % per
                                      annum. [From and at all times
                                      after such Note Payment Date,
                                      the Promissory Note will bear
                                      interest at a rate of    % per
                                      annum (the "Subsequent Interest
                                      Rate").]

                                    [As described herein under
                                      "OVERVIEW OF THE TRANSACTION"
                                      and "YIELD CONSIDERATIONS,"
                                      principal and interest payments
                                      on the Promissory Note will not
                                      be distributed to the holders of
                                      the Certificates until the    th
                                      day following each Note Payment
                                      Date. However, because interest
                                      will accrue on the Promissory
                                      Notes for the period from the
                                      Closing Date to the Note Payment
                                      Date on        15, 19    at a
                                      rate of     % annum and
                                      thereafter at a rate of      %
                                      per annum, the yield to
                                      Certificateholders (assuming a
                                      purchase price of 100% of the
                                      principal amount thereof) will
                                      be equal to that which would
                                      have been produced if the
                                      Promissory Notes bore interest
                                      at a rate of    % per annum over
                                      its entire term to maturity and
                                      there was no    -day delay.]

                                    The principal and interest
                                      payments due on the Promissory
                                      Note will be sufficient to
                                      provide for the scheduled
                                      amounts to be distributed to the
                                      Certificateholders on the
                                      following Certificate Payment
                                      Date. [Pending distributions on
                                      the Certificates, amounts paid
                                      on the Promissory Note or the
                                      Eximbank Payment Certificate
                                      will be invested in certain
                                      Eligible Investments. Earnings
                                      on amounts invested in Eligible
                                      Investments will be for the
                                      benefit of the Borrower or, upon
                                      the occurrence of certain events
                                      described herein, Eximbank and
                                      the Trustee and not for the
                                      benefit of the
                                      Certificateholders. Any losses
                                      in respect of Eligible
                                      Investments not reimbursed to
                                      the Trust by or on behalf of the
                                      Borrower will not be covered by
                                      the Eximbank Guarantee and will
                                      reduce the amounts available for
                                      distribution to the
                                      Certificateholders. See
                                      "DESCRIPTION OF THE
                                      CERTIFICATES--Trust Account and
                                      Investment of Funds" in the
                                      Prospectus.]


                                    Upon the occurrence of a default
                                      by the Borrower on the
                                      Promissory Note, Eximbank may
                                      accelerate the Promissory Note.
                                      Such acceleration will not
                                      result in an acceleration of the
                                      Certificates. See "THE EXIMBANK
                                      GUARANTEES--General" in the
                                      Prospectus.

The Eximbank Guarantee..........    The Promissory Note will be
                                      guaranteed by Eximbank as to the
                                      payment of 100% of all principal
                                      due thereon and interest thereon
                                      at the Guaranteed Interest Rate.
                                      The Eximbank Guarantee will
                                      represent an obligation of
                                      Eximbank backed by the full
                                      faith and credit of the United
                                      States. Eximbank will be
                                      required to make payments under
                                      the Eximbank Guarantee even if
                                      the Borrower's obligations under
                                      the Promissory Note are not
                                      enforceable. See "THE EXIMBANK
                                      GUARANTEES" in the Prospectus.

                                    Notwithstanding the acceleration
                                      of the Promissory Note, Eximbank
                                      will be required to make
                                      payments on the Eximbank
                                      Guarantee in accordance with the
                                      original amortization schedule
                                      of the Promissory Note and,
                                      accordingly, the Certificates
                                      will not be subject to
                                      prepayment or acceleration under
                                      any circumstances.

Certain Restrictions on
  the Eximbank Guarantee........    Pursuant to the terms of the
                                      Eximbank Guarantee, Eximbank
                                      will not be required to make a
                                      payment under the Eximbank
                                      Guarantee of amounts due but not
                                      paid on a Note Payment Date
                                      under the Promissory Note unless
                                      the Trustee has made a timely
                                      written demand for payment upon
                                      each of the Borrower and
                                      Eximbank. Accordingly, the
                                      Declaration of Trust requires
                                      the Trustee to make such a
                                      timely demand upon both the
                                      Borrower and Eximbank in
                                      accordance with the terms of the
                                      Eximbank Guarantee. In the event
                                      that the Trustee fails to make a
                                      written demand on Eximbank
                                      within 150 days of a Note
                                      Payment Date on which a payment
                                      is not made or if a written
                                      demand for payment is not made
                                      on the Borrower at least 15 days
                                      prior to such demand upon
                                      Eximbank, the Trustee in its
                                      individual capacity will be
                                      irrevocably obligated to pay
                                      such unpaid amounts to the
                                      Trust.

                                    In addition, the Eximbank
                                      Guarantee provides that it will
                                      cease to be effective if the
                                      Depositor or the Trustee agrees
                                      to any material amendment,
                                      supplement or modification of
                                      the Promissory Note or the
                                      Credit Agreement pursuant to
                                      which the Promissory Note was
                                      issued (the "Credit Agreement")
                                      without Eximbank's prior written
                                      consent. The Declaration of
                                      Trust will therefore forbid the
                                      Depositor and the Trustee from
                                      agreeing to any amendment,
                                      supplement or modification of
                                      the Promissory Note or the
                                      Credit Agreement without
                                      Eximbank's prior written
                                      consent. See "THE EXIMBANK
                                      GUARANTEES--Certain Restrictions
                                      Applicable to Eximbank
                                      Guarantees" in the Prospectus.

                                    Under the Eximbank Guarantee,
                                      there are no restrictions on the
                                      eligibility of holders of the
                                      Certificates based upon
                                      residency or citizenship.


[Liquidity Facility..............   The Trust will benefit from an
                                      irrevocable [liquidity facility]
                                      [letter of credit] (the "Liquidity
                                      Facility") provided by [    ] (the
                                      "Liquidity Provider") pursuant to
                                      a [liquidity agreement] [letter
                                      of credit agreement] between the
                                      Liquidity Provider, the Borrower
                                      and the Trustee on behalf of the
                                      Trust. The Liquidity Facility is
                                      intended to provide for the
                                      distribution of principal and
                                      interest in a timely manner to
                                      Certificateholders on any
                                      Certificate Payment Date with
                                      respect to which the Borrower
                                      defaults in payment of amounts
                                      due under the Promissory Note.
                                      See "THE LIQUIDITY FACILITY"
                                      herein and "THE LIQUIDITY
                                      FACILITIES" in the Prospectus.]

ERISA Considerations............    As described in the Prospectus,
                                      the Certificates may be
                                      purchased by employee benefit
                                      plans that are subject to the
                                      Employee Retirement Income
                                      Security Act of 1974, as amended
                                      ("ERISA"), and plans and
                                      individual retirement accounts
                                      that are subject to certain of
                                      the prohibited transaction
                                      provisions of the Internal
                                      Revenue Code of 1986, as amended
                                      (the "Code") (collectively,
                                      "Plans"). The assets of the Trust
                                      may be regarded as "plan assets"
                                      for purposes of the fiduciary
                                      responsibility provisions of
                                      ERISA and the prohibited
                                      transaction provisions of ERISA
                                      and the Code. The Trust, however,
                                      will be operated in an essentially
                                      passive manner with the Trustee
                                      having essentially custodial and
                                      ministerial responsibilities and
                                      functions. Any Plan fiduciary who
                                      proposes to cause a Plan to
                                      acquire any of the Certificates
                                      should consult with its own
                                      counsel with respect to the
                                      applicability of ERISA and the
                                      Code to such investment,
                                      including whether the
                                      acquisition or holding of such
                                      Certificate may constitute a
                                      "prohibited transaction," and
                                      the availability of any
                                      administrative or statutory
                                      exemption from the prohibitions
                                      on such transactions. See "ERISA
                                      CONSIDERATIONS" in the
                                      Prospectus.


Tax Status......................    In the opinion of Skadden, Arps,
                                      Slate, Meagher & Flom LLP,
                                      special tax counsel to the
                                      Trust, the Trust will be
                                      classified as a grantor trust
                                      for federal income tax purposes,
                                      and the Certificateholders will
                                      be treated as beneficial owners
                                      of fractional undivided
                                      interests in the assets held by
                                      the Trust. Accordingly, each
                                      such Certificateholder must
                                      include in income its pro rata
                                      share of the income from the
                                      Promissory Note included in the
                                      Trust and may, subject to the
                                      limitations on the deduction of
                                      miscellaneous itemized
                                      deductions by individuals,
                                      estates and trusts, deduct its
                                      share of the reasonable fees and
                                      other deductible expenses paid
                                      by the Trust, at the same time
                                      and to the same extent as such
                                      items would be included or
                                      deducted by the
                                      Certificateholder if the
                                      Certificateholder held directly
                                      a pro rata interest in the
                                      assets of the Trust and received
                                      and paid directly a pro rata
                                      portion of the amounts received
                                      and paid by the Trust. It is
                                      anticipated that the Cer-
                                      tificates will be issued with de
                                      minimis original issue discount.
                                      See "CERTAIN UNITED STATES
                                      FEDERAL TAX CONSEQUENCES" in the
                                      Prospectus.

Ratings.........................    A condition to the issuance of the
                                      Certificates will be a rating of
                                      "Aaa" by [    ] and "AAA" by [   ]
                                      (the "Rating Agencies"). A security
                                      rating is not a recommendation
                                      to buy, sell or hold securities,
                                      and may be subject to revision
                                      or withdrawal at any time. See
                                      "RATINGS" herein and in the
                                      Prospectus.



                      OVERVIEW OF THE TRANSACTION


           The Trust will be formed for the purpose of holding the Promissory Note, the Eximbank Guarantee, entering into the related [liquidity] [letter of credit] agreement, and issuing the Certificates. Each Certificate offered hereby will represent a fractional undivided interest in payments on the Promissory Note. The Promissory Note will be backed by the Eximbank Guarantee, which is a guarantee by Eximbank of the payment of 100% of the principal of and interest at the Guaranteed Interest Rate (as defined below) on the Promissory Note. The Eximbank Guarantee is backed by the full faith and credit of the United States of America. The Certificates are not directly guaranteed by Eximbank or the United States of America.


           Each scheduled payment on the Promissory Note is in an amount sufficient to satisfy corresponding scheduled distributions on the Certificates. [On each Certificate Payment Date, the Trustee will, from the payments on the Promissory Note, distribute to Certificateholders payments of the amounts due on the Certificates. The Borrower will be required to
make payments on the Promissory Note to the Trustee approximately [     ]
calendar days before payments are due on the Certificates. If the Borrower fails to make a scheduled payment on the Promissory Note on a Note Payment Date, and such failure continues for 30 calendar days, Eximbank, upon written demand by the Trustee, accompanied by an assignment of the Promissory Note and the Credit Agreement, on any Business Day following such 30-day period and, provided that the Trustee shall also have made a written demand for payment upon the Borrower at least 15 calendar days prior thereto, will be obligated to pay to the Trust within [5][15] Business Days of such demand
100% of the current installment of principal of and interest at the Guaranteed Interest Rate on the Promissory Note. Thereafter, on each subsequent Note Payment Date, without the requirement of a demand upon the Borrower or Eximbank, Eximbank will be obligated to directly and timely pay to the Trust such scheduled amounts of principal and interest].

           The transaction has been structured to provide the Trust with sufficient funds so that, even in the event of a default in payment by the Borrower, full and timely payment on the Certificates can be made by the Trustee from payments made by Eximbank on the Eximbank Guarantee. Any losses in respect of Eligible Investments not reimbursed to the Trust by the Borrower will not be covered by the Eximbank Guarantee and will reduce the amounts available for distribution to the Certificateholders. See "THE EXIMBANK GUARANTEES", "THE PROMISSORY NOTES" and "THE CREDIT AGREEMENTS" in the Prospectus and "DESCRIPTION OF THE CERTIFICATES--Distributions on Certificates" herein and in the Prospectus.

                              USE OF PROCEEDS

           The proceeds of the sale by the Trust of the Certificates offered hereby will be used [by the trust to acquire the Promissory Notes from the Depositor at a price equal to the aggregate principal amount thereof, plus accrued and unpaid interest, if any, from the closing date.] The Promissory Note provides for a loan to the Borrower in an initial
principal amount of $[      ] as evidenced by the Promissory Note and the
related Credit Agreement. The proceeds of the loan will be applied by the Borrower to repay borrowings incurred in connection with the purchase of petroleum production equipment and related services of U.S. origin and manufacture from a U.S. exporter and certain other costs of this offering, including the exposure fee payable to Eximbank for the Eximbank Guarantee. [Underwriting commissions and certain other expenses related to the offering will be paid by the Borrower and not out of the proceeds of the sale of the Certificates].

                            THE PROMISSORY NOTE

           The Promissory Note will be issued to the Depositor, which will deposit the Promissory Note in the Trust simultaneously with the receipt by the Trust of the proceeds from the sale of the Certificates. The Promissory
Note will be issued pursuant to a Credit Agreement dated           , 199 ,
( as amended the "Credit Agreement"), among the Borrower, Eximbank and
                   (the "Depositor").


           The Promissory Note will be in the principal amount of
$[       ] and will mature on                   15, 20  . The Promissory
Note will accrue interest at the rate of    % per annum from the Closing
Date [to the Note Payment Date on               15, 19   and at a rate of
      % per annum thereafter.] Principal payments on the Promissory Notes will be due in [ ] equal consecutive semi-annual installments payable on each Note Payment Date.


           Interest and principal payments on the Promissory Notes will be
payable semiannually on        15 and     15 of each year, commencing
     15, 19  , to and including the final maturity of the Promissory Note
on        15, 20  ; provided that if any such date is not a Business Day, payment will be made on the immediately succeeding Business Day. A Business Day is any day (other than a Saturday or Sunday) on which the Federal Reserve Bank of New York and banks generally are open for business in New York City. Interest on the Promissory Note will be computed on the basis of a year of 360 days consisting of twelve 30-day months.

           The amounts of principal and interest payable on the Promissory Note will be sufficient to provide for the scheduled payments on the Certificates.

           The Promissory Note will provide that any overdue principal or interest thereon will bear interest at a rate per annum % in excess of
the Interest Rate otherwise borne by the note. Such penalty rate of    %
per annum will not constitute a portion of the Guaranteed Interest Rate subject to the Eximbank Guarantee. The transaction has been structured to provide the Trust with sufficient funds so that, even if the Borrower fails to pay such penalty rate, full and timely distributions on the Certificates can be made from other payments made by the Borrower on the Promissory Note or from payments made by Eximbank under the Eximbank Guarantee. See "THE EXIMBANK GUARANTEES" in the Prospectus.

                                 THE TRUST

           Guaranteed Trade Trust 199 - (the "Trust") will be created for the purpose of holding the Promissory Note and the Eximbank Guarantee and issuing the Certificates. The Trust will be formed pursuant to a
Declaration of Trust (the "Declaration of Trust") between                 ,
as Trustee on behalf of the Certificateholders (the "Trustee"), and the Depositor.

                                THE BORROWER

           The borrower under the Promissory Note and the Credit Agreement
will be                       , a       (the "Borrower").

                      DESCRIPTION OF THE CERTIFICATES

General

           Each Certificate will be issued pursuant to the Declaration of Trust. Reference is made to the accompanying Prospectus for important additional information regarding the terms and conditions of the Certificates and the Declaration of Trust. The following summaries of the Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Promissory Note, the Credit Agreement, the Eximbank Guarantee and the Declaration of Trust. Capitalized terms used herein and not otherwise defined are used with the meanings given in the Declaration of Trust.

           The Certificates will be issued in minimum denominations of $1,000 initial principal amount and integral multiples of $1 in excess thereof, and will be available only in book-entry form through the facilities of The Depository Trust Company ("DTC"). See "DESCRIPTION OF THE CERTIFICATES--Book-Entry Registration" in the Prospectus.

Distributions on the Certificates

           Interest will be distributable on the Certificates at a rate of
     % per annum. Interest on the Promissory Note will accrue from the
Closing Date and will be distributed semiannually on each            and
          (or the next succeeding Business Day if such date is not a
Business Day) (each such date, a "Certificate Payment Date") in each year,
commencing             , 19  , to the persons in whose names the
Certificates are registered on the preceding                    or          ,
as the case may be (each, a "Record Date").

           Payments of principal on the Certificates are due in [    ] equal
semiannual installments distributable on each Certificate Payment Date,
commencing                    , 19   and ending on                , 20   ,
to the persons in whose names the Certificates are registered on the preceding Record Date, each installment being in the aggregate amount of
$           .

           The Certificates will not be subject to prepayment or acceleration under any circumstances.

The Trustee

                    , the Trustee under the Declaration of Trust, currently
has its principal Corporate Trust Office at                               ,
Attention: .


                          [THE LIQUIDITY FACILITY

           The Trust will benefit from a separate irrevocable Liquidity Facility. The Liquidity Facility relating to the Trust will be in an amount
initially equal to approximately $            , which amount is equal to
the scheduled payment of principal and interest due on the Promissory Note
held by the Trust on the Note Payment Date on                , 19  .
Subsequent to the Note Payment Date on                , 19  , the Liquidity
Facility relating to the Trust for any Note Payment Date will be equal to the scheduled payment of principal and interest due at such Note Payment
Date on the Promissory Note held by the Trust. [     ] will be the Liquidity
Provider under the Liquidity Facility. There is no assurance that any such ratings will not change in the future. The Liquidity Facility is designed to provide liquidity and not credit support for the related Certificates. The Liquidity Facility will be available to be drawn on by the Trustee in the event that the Borrower defaults in their obligations to make any required payment of principal and interest in full on any Promissory Note on a Note Payment Date. The Liquidity Facility will only cover with respect to the Promissory Note the principal and interest due on one Note Payment Date because after the first payment default on a Note Payment Date by the Borrower on the Promissory Note held by the Trust, Eximbank will thereafter pay the Trust under the Eximbank Guarantee on each scheduled Note Payment Date. The Declaration of Trust will require the Trustee to make a demand for a drawing under the related Liquidity Facility to the Liquidity
Provider on or before [     ] a.m., New York City time, on the related Note
Payment Date if the Trustee has not received payment in full from the Borrower. Pursuant to the Liquidity Facility, the Liquidity Provider will be obligated to pay to the Trustee the amount demanded at or prior to
      a.m., New York City time, on such Note Payment Date (and corresponding Certificate Payment Date). The Liquidity Provider will be entitled to receive reimbursement for any payment made under the Liquidity Facility from amounts paid by Eximbank to the Trust under the Eximbank Guarantee (if the Liquidity Provider has not theretofore been reimbursed). The Liquidity Provider will be entitled to receive interest on any advances and a facility fee and a commitment fee from the Borrower. The payment of such interest fees and certain expenses of the Liquidity Provider will be separate contractual obligations of the Borrower not payable from the scheduled payments on the Promissory Note. The failure of the Borrower to pay interest on any advances and such fees to the Liquidity Provider will not affect the Liquidity Provider's obligations under the Liquidity Facility.]


                           [YIELD CONSIDERATIONS

           The effective yield to holders of the Certificates will be lower than the yield otherwise produced by the rate of interest accruing on the Promissory Note and the purchase price of the Certificates because principal and interest payments on the Promissory Note will not be distributed to the Certificateholders until the th day following each Note Payment Date (without any additional distribution of interest or earnings thereon in respect of such delay). However, because interest will accrue on the Promissory Notes for the period from the Closing Date to the first Note
Payment Date at a rate of        % per annum and thereafter at a rate of
     % per annum, the yield to Certificateholders will be equal to that which would have been produced if the Promissory Note bore interest at a
rate of       % per annum over its entire term to maturity and there was no
      -day delay in the distribution of payments of principal and interest received on the Promissory Note to the Certificateholders.]

                           CERTAIN FOREIGN TAXES

           Under the present tax laws of the            , or any political
subdivision or taxing authority thereof, there is no tax, levy, deduction, charge or withholding on or in connection with the execution or delivery of the Credit Agreement, the Promissory Note or any payment to be made by the Borrower to the Trust under the Credit Agreement or the Promissory Note. Gain or loss on the sale or other disposition of Certificates by holders
who are nonresident non citizens of the                    will not be
subject to estate, gift, stamp, transfer or similar taxes in in respect of those holdings. Holders of the
Certificates who are citizens (whether residents or nonresidents of the may be subject to estate, gift, stamp, transfer or similar
taxes in                                            in respect of those
holdings.


                                UNDERWRITING

           Subject to the terms and conditions set forth in the Underwriting Agreement (the "Underwriting Agreement"), among the Depositor, the Borrower and each of the Underwriters named below, (the
"Underwriters"), the Depositor has agreed to sell to the Underwriters, and each of the Underwriters for whom Citicorp Securities, Inc. and are acting as representatives (the "Representatives"), has severally agreed to purchase from the Depositor the respective principal amounts of Certificates set forth opposite its name below.

                                                          Principal
           Underwriters                                   Amount

           Citicorp Securities, Inc. . . . . . . . . .    $



                                                          $
                                                          ==========

           In the Underwriting Agreement, the several Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Certificates if any Certificates are purchased. The Depositor has been advised by the Representatives that the several Underwriters propose initially to offer the Certificates to the public at the offering price set forth on the cover page of this Prospectus Supplement, and to
certain dealers at such price less a concession not in excess of        %
of the principal amount of the Certificates. The Underwriters may allow and such dealers may re-allow to other dealers a concession not in excess of
    % of such principal amount. After the initial public offering, the public offering price may be changed.

           The Certificates are a new issue of securities with no established trading market. The Depositor has been advised by the Representatives that they intend to make a market in the Certificates but are not obligated to do so and may discontinue making a market at any time without notice. No assurance can be given as to the liquidity of any trading market for the Certificates.

           During and after the offering, the Underwriters may purchase and sell the Certificates in the open market in transactions in the United States. These transactions may include overallotment and stabilizing transactions and purchases to cover short positions created in connection with the offering. The Underwriters also may impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the Certificates sold in the offering for their account may be reclaimed by the Underwriters if such Certificates are repurchased by the Underwriter in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Certificates, which may be higher than the price that might otherwise prevail in the open market. These transactions may be effected in the over-the-counter market or otherwise, and these activities, if commenced, may be discontinued at any time.

           The Underwriting Agreement provides that the Borrower will indemnify the Underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the Underwriters may be required to make in respect thereof and will pay certain expenses of the Underwriters, including the fees of counsel to the Underwriters.

           The provisions of Section 44(c)(8) of the Corporate Financing Rule of the National Association of Securities Dealers, Inc. apply to this offering.

           Citicorp Securities, Inc. is an affiliate of the Depositor.

                               LEGAL MATTERS

           Certain legal matters will be passed upon for the Depositor by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, special United States counsel to the Depositor, for the Borrower by special United States counsel to the Borrower, and for the Underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, as special United States tax counsel to the Trust, will also render an opinion regarding certain federal income tax consequences.

                                  RATINGS

           A condition to the issuance of the Certificates will be a rating
of "Aaa" by                        and "AAA" by                . A
securities rating is not a recommendation to buy, sell or hold securities, and may be subject to revision or withdrawal at any time.




INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.




                           SUBJECT TO COMPLETION
                  PRELIMINARY PROSPECTUS DATED NOVEMBER 6, 1997
Prospectus



Guaranteed Trade Trusts
Guaranteed Trade Certificates
(Issuable in Series)

Evidencing Interests in Promissory Notes Guaranteed by
Export-Import Bank of the United States

This Prospectus relates to Guaranteed Trade Certificates (the
"Certificates") that may be sold from time to time under this Prospectus and the related Prospectus Supplement in one or more series (each, a "Series") by Citicorp North America, Inc. (the "Depositor").

Unless otherwise specified in the related Prospectus Supplement, each Series of Certificates will consist of a single Class. If, as specified in the related Prospectus Supplement, a Series includes more than one Class, one Class may be subordinated to another Class with respect to distributions of principal and interest as described herein and in the related Prospectus Supplement. Any such subordinated Class will not be offered hereby or by any Prospectus Supplement.

Each Certificate of a Series will evidence an undivided fractional interest in a Guaranteed Trade Trust (each, a "Trust") to be formed pursuant to a Declaration of Trust among Citicorp North America, Inc., as depositor (the "Depositor"), the trustee (the "Trustee") and the other parties, if any, thereto identified in the related Prospectus Supplement. The assets of each Trust will consist of one or more promissory notes (the "Promissory Notes") of one or more borrowers (each, a "Borrower") identified in the related Prospectus Supplement and the related Eximbank Guarantee or Guarantees (as defined below) or, in lieu thereof following the occurrence of an Eximbank Payment Event, an Eximbank Payment Certificate (as such terms are defined herein). If so specified in the related Prospectus Supplement, the assets of a Trust may include a Liquidity Facility or Defeasance Agreement (as such terms are defined herein).

Payments on each Promissory Note will be guaranteed (each, an "Eximbank Guarantee") by the Export-Import Bank of the United States ("Eximbank"), as to the payment of 100% of all amounts of principal due thereon and interest thereon at the Guaranteed Interest Rate specified in the related Prospectus Supplement. Each Eximbank Guarantee will be entitled to the full faith and credit of the United States of America. Each Certificate will represent the right to receive a portion of the payments due on the related Promissory Note or Notes or under the related Eximbank Guarantee or Guarantees, Liquidity Facility, if any, or Defeasance Agreement, if any (as such terms are defined herein) but will not be directly guaranteed by Eximbank or the United States of America.


The Attorney General of the United States has stated in an opinion dated September 30, 1966 that Eximbank's contractual liabilities constitute general obligations of the United States backed by its full faith and credit and that persons in whose favor Eximbank has incurred contractual liabilities in accordance with law "have acquired valid general obligations of the United States, and are therefore in a position to reach beyond Eximbank and its assets to the United States for a source of payment, if necessary." The Eximbank Guarantee of a Promissory Note will constitute a contractual liability of Eximbank and, as stated in such opinion, a general obligation of the United States. The Certificates will not be directly guaranteed by Eximbank and there will be no direct contractual liability of Eximbank to any holder of a Certificate.


THE CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN THE ASSETS OF THE RELATED TRUST ONLY. THE CERTIFICATES ARE NOT OBLIGATIONS OF OR GUARANTEED BY THE UNITED STATES OF AMERICA, EXIMBANK OR ANY OTHER GOVERNMENTAL AGENCY NOR ARE THEY OBLIGATIONS OF OR GUARANTEED BY THE DEPOSITOR, THE BORROWER OR THE TRUSTEE OR ANY AFFILIATE OF ANY THEREOF.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This Prospectus may not be used to consummate the sale of Certificates of a Series unless accompanied by a Prospectus Supplement relating to such Series of Certificates.

                         Citicorp Securities, Inc.


The date of this Prospectus is November 6, 1997.




                           PROSPECTUS SUPPLEMENT


           The Prospectus Supplement relating to each Series of Certificates to be offered hereunder will, among other things, set forth with respect to such Series of Certificates: (i) the aggregate principal balances, interest rates (or method of determining such rates) and authorized denominations of the Certificates of such Series; (ii) the Guaranteed Interest Rate (or method of determining such Rate) for the Promissory Note or Notes relating to such Series of Certificates; (iii) the identity of the Borrower or Borrowers related to such Series of Certificates; (iv) the final distribution date for such Series of Certificates; (v) if a Liquidity Facility is to be delivered in respect of such Series of Certificates, the identity of the Liquidity Provider and additional information with respect to such Liquidity Facility; (vi) if no Liquidity Facility is to be delivered in respect of such Series of Certificates, information with respect to any yield considerations that may be applicable to such Certificates; (vii) if a Series of Certificates includes more than one Class of Certificates, information with respect to the characteristics of each such Class, including any provisions for subordination of any Class or differences among Classes in their respective interests in payments on the Promissory Note or Notes; (viii) if a portion of the principal of or interest borne by a Promissory Note is to be defeased by the delivery of Defeasance Securities, information with respect to such Defeasance Securities and the related Defeasance Agreement; (ix) if any entity other than the Trustee is to undertake the obligation to pay amounts to the related Trust in the event that Eximbank is not obligated to make payment under the Eximbank Guarantee of amounts due and unpaid under a Promissory Note because demands for payment were not timely made, information with respect to such entity; (x) if a Servicer is to be appointed in respect of a Series of Certificates, the identity of such Servicer and the duties to be undertaken thereby, (xi) a description of certain foreign tax consequences relating to a Series of Certificates;
(xii) a description of any Total Loss Event or other circumstance in which a Promissory Note may be required to be exchanged for an Eximbank Payment Certificate; (xiii) a description of any circumstances under which the Certificates may be prepaid or accelerated and (xiv) additional information with respect to the plan of distribution for such Series of Certificates.


                           ---------------------

                           AVAILABLE INFORMATION

           The Depositor has filed a Registration Statement under the Securities Act of 1933, as amended, with the Securities and Exchange Commission (the "Commission") with respect to the Certificates. This Prospectus, which forms part of the Registration Statement, does not contain all of the information contained in such Registration Statement and exhibits thereto. For further information, reference is made to the Registration Statement and amendments thereof and to the exhibits thereto, which are available for inspection without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission at 7 World Trade Center, New York, New York 10048 and at the Northwestern Atrium Building, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and copies of which may be obtained form the Commission at prescribed rates. The Commission also maintains a web site that contains reports and other information regarding registrants that file electronically with the Commission, including the Trust, and the address is http://www.sec.gov. The Trustee, on behalf of the Trust, will also file or cause to be filed with the Commission such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations of the Commission thereunder, and after each Certificate Payment Date, and an Annual Report on Form 10-K. Such reports will contain certain financial information regarding the Trust, including the reports regarding the Trust which will be furnished following each Certificate Payment Date to Certificateholders and certain beneficial owners of the Certificates as described under "REPORTS TO CERTIFICATEHOLDERS" below. It is anticipated that reports on Form 8-K and Form 10-K will not be filed for any period which ends after December 31, 1997, the Certificateholders will continue to receive the reports described under "REPORTS TO CERTIFICATEHOLDERS" following each Certificate Payment Date, as described below.

                           ---------------------

                       REPORTS TO CERTIFICATEHOLDERS

           On behalf of each Trust, the related Trustee will prepare and send reports following each Certificate Payment Date concerning the Trust to (i) all registered Certificateholders and (ii) to any owner of a beneficial interest in a Certificate that requests such reports form the Trustee in writing and certifies to the Trustee as to such beneficial ownership. See "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders" herein. The Trustee will deliver, without charge, to any registered Certificateholder of the related Series copies of all documents and reports furnished to the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, upon written request delivered to the Trustee for such Series.

                        OVERVIEW OF THE TRANSACTION

           The Certificates of each Series will evidence interests in a separate Trust formed for the purpose of holding one or more Promissory Notes and the related Eximbank Guarantee or Guarantees, together with, if so specified in the related Prospectus Supplement, the related Liquidity Facility or Defeasance Agreement, and issuing the Certificates. Each Promissory Note will be backed by an Eximbank Guarantee, which is a guarantee by Eximbank of the payment of 100% of the principal of and interest at the Guaranteed Interest Rate (as defined below) on such Promissory Note. Each Eximbank Guarantee is backed by the full faith and credit of the United States of America. The Certificates will not be directly guaranteed by Eximbank or the United States of America.

           The following summaries describe certain provisions expected to be common to each Series of Certificates and to each Promissory Note, Eximbank Guarantee, Declaration of Trust, Credit Agreement, Liquidity Facility, if any, and Defeasance Agreement, if any, with respect to each Series. The Prospectus Supplement for each Series will describe more fully the Certificates and provisions of each Promissory Note, Eximbank Guarantee, Declaration of Trust, Credit Agreement, Liquidity Facility, if any, and Defeasance Agreement, if any, with respect to such Series which may be different from the summaries set forth below.

           As stated above, each Trust may hold one or more Promissory Notes which may be issued by one or more Borrowers. If a Trust holds more than one Promissory Note, all of such Promissory Notes may be issued pursuant to a single Credit Agreement or some or all of such Promissory Notes may be issued pursuant to separate Credit Agreements. If a Trust holds more than one Promissory Note, all of such Promissory Notes may be guaranteed by Eximbank pursuant to a single Eximbank Guarantee or some or all of such Promissory Notes may be guaranteed pursuant to separate Eximbank Guarantees. Except as otherwise specified in the related Prospectus Supplement, the descriptions of the Promissory Notes, Eximbank Guarantees and Credit Agreements below apply to each Promissory Note, Credit Agreement and Eximbank Guarantee related to each Trust, whether or not such Trust holds one or more Promissory Notes.

           Each scheduled payment on a Promissory Note is in an amount sufficient to satisfy the corresponding scheduled payments on the related Certificates. On each Certificate Payment Date, after the Trust receives payments on the related Promissory Note, the Trustee will, from the payments on the Promissory Note, distribute to Certificateholders payments of the amounts due on the Certificates.

           Unless a Liquidity Facility is delivered in respect of a Series of Certificates as described in the related Prospectus Supplement, in order to provide for timely distributions to Certificateholders, the Borrower will be required to make payments on the Promissory Note to the Trustee a specified number of days before payments are due on the Certificates. Such number of days will be specified in the related Prospectus Supplement. If the Borrower fails to make a scheduled payment on the Promissory Note on a Note Payment Date, and such failure continues for 30 calendar days, Eximbank, upon written demand by the Trustee on any Business Day following such 30-day period, and provided that the Trustee shall also have made a written demand for payment upon the Borrower at least 15 calendar days prior thereto, will be obligated to pay to the Trust within 15 Business Days (or such other number of days as may be specified in the related Prospectus Supplement) of such demand 100% of the current installment of principal of and interest at the Guaranteed Interest Rate on the Promissory Note.

           If, as specified in the related Prospectus Supplement, a Liquidity Facility is delivered in respect of a Series of Certificates, the Borrower will be required to make payments on the Promissory Note to the Trustee on or immediately prior to the Certificate Payment Date. If a scheduled payment is not received on the Promissory Note on or prior to 10 a.m. (or such other time as may be specified in the related Prospectus Supplement) on the Certificate Payment Date, the Trustee will make demand for payment under the Liquidity Facility in the amount of the scheduled payment not made by the Borrower. The amount available under the Liquidity Facility on each Certificate Payment Date will be in an amount sufficient to make the scheduled distribution of principal and interest on such Certificate Payment Date. The Liquidity Provider will be obligated to pay to the Trustee the amount demanded by 11:45 a.m. (or such other time as may be specified in the related Prospectus Supplement) on the Certificate Payment Date and such funds will be distributed to the Certificateholders on such Certificate Payment Date. In addition, if the Borrower fails to make a payment on the Promissory Note and such failure continues for 30 calendar days, Eximbank, upon written demand by the Trustee on any Business Day following such 30-day period (provided that the Trustee shall have made written demand upon the Borrower at least 15 calendar days prior thereto), will be obligated to pay to the Trust within fifteen Business Days (or such other number of days as may be specified in the related Prospectus Supplement) of such demand the 100% of the principal amount and interest at the Guaranteed Interest Rate due and unpaid on the Promissory Note. To the extent that the Liquidity Provider had previously satisfied a demand under the Liquidity Facility and had not been reimbursed therefor, the Trustee will reimburse the Liquidity Provider from amounts received from Eximbank in respect of the payment made by the Liquidity Provider.

           Upon the making of a demand on Eximbank under the Eximbank Guarantee in respect of any Note Payment Date on which both principal and interest are payable, the Trustee will be required to assign to Eximbank the rights of the Trust to the Promissory Note and the Credit Agreement and, unless otherwise specified in the related Prospectus Supplement, Eximbank will deliver to the Trustee an Eximbank Payment Certificate. With respect to each subsequent Note Payment Date (and corresponding Certificate Payment Date), without the requirement of a demand upon the Borrower or Eximbank, Eximbank will be obligated under such Eximbank Payment Certificate to directly and timely pay to the Trust all principal and interest at the Guaranteed Interest Rate then due on the Promissory Note.

           In addition, if so described in the related Prospectus Supplement, upon the occurrence of certain events described therein (an "Exchange Event"), the prepayment of the Promissory Note (or a portion thereof) will be required. In such event, the Trustee will be required to assign to Eximbank the rights of the Trust to the Promissory Note (or a portion thereof) and Eximbank will deliver to the Trustee an Eximbank Payment Certificate in exchange therefor. The Promissory Note (or portion thereof) held by Eximbank will then be prepaid. Following the delivery of such Eximbank Payment Certificate, on each subsequent Note Payment Date, without the requirement of a demand upon the Borrower or Eximbank, Eximbank will be obligated to directly and timely pay to the Trust the amounts that would have been due on such Promissory Note (or portion thereof) in accordance with its original amortization schedule. Accordingly, unless otherwise specified in the related Prospectus Supplement, the Certificates will not be subject to prepayment even though the Promissory Note (or a portion thereof) is prepaid as a result of an Exchange Event.

           In the case of any Series of Certificates evidencing an interest in a Promissory Note the interest rate on which (exclusive of any penalty rate required to be paid in respect of overdue principal and interest on such Promissory Note) exceeds the Guaranteed Interest Rate covered by the Eximbank Guarantee (such excess, the "Unguaranteed Portion"), either (i) the Unguaranteed Portion will be defeased by the Borrower by the delivery to the Trustee pursuant to a Defeasance Agreement of United States Treasury obligations (the "Defeasance Collateral") in amounts and maturities sufficient to pay the Unguaranteed Portion as it comes due or (ii) a Class of Certificates of such Series (the "Subordinate Certificates") will be issued which is subordinated to the rights of the senior Class of Certificates of such Series (the "Senior Certificates") such that proceeds of the Eximbank Guarantee or the Liquidity Facility, if any, will be sufficient to distribute to the Senior Certificates their allocable share of the scheduled payments on the Promissory Note. The Subordinate Certificates will not be offered by the Prospectus or any Prospectus Supplement.


                          THE EXIMBANK GUARANTEES

General

           Eximbank, pursuant to the Eximbank Guarantees, will guarantee payment of 100% of the principal of and interest at the Guaranteed Interest Rate on the related Promissory Note. Each Eximbank Guarantee provides that after Eximbank's endorsement of a guarantee legend on the Promissory Note or the delivery by Eximbank of a certificate to the effect that the disbursement evidenced by such Promissory Note is subject to the Eximbank Guarantee, Eximbank's guarantee will be a binding obligation of Eximbank, except as provided under "-- Certain Restrictions Applicable to the Eximbank Guarantees" below, even if the Borrower's obligations under such Promissory Note are not enforceable.

           The Attorney General of the United States of America has stated in an opinion that Eximbank's contractual liabilities constitute general obligations of the United States backed by its full faith and credit. The Eximbank Guarantees of the Promissory Notes by Eximbank will constitute contractual liabilities of Eximbank and, as stated in such opinion, general obligations of the United States of America. The Certificates will not be directly guaranteed by Eximbank and there will be no direct contractual liability of Eximbank to any holder of a Certificate.

           Unless otherwise specified the related Prospectus Supplement, in addition, the General Counsel of Eximbank will opine, or will have opined, among other things, that Eximbank has the power and authority to enter into each Eximbank Guarantee, that each Eximbank Guarantee has been duly and validly authorized, executed and delivered by Eximbank and constitutes a legal, valid and binding agreement of Eximbank in accordance with its terms and that Eximbank's guarantee of payment on the related Promissory Note will be backed by the full faith and credit of the United States. See "--Eximbank" below.

           Unless otherwise specified in the related Prospectus Supplement, under the terms of each Eximbank Guarantee, if the Borrower fails to make payment when due of any installment of principal or interest under the Promissory Note and such failure has continued for 30 calendar days, Eximbank, upon receipt of a written demand for payment on any Business Day subsequent to such 30-day period by the Trustee (and provided that the Trustee has made a payment demand upon the Borrower at least 15 calendar days prior thereto), is obligated to pay to the Trust within 15 Business Days (or such other number of days as may be specified in the related Prospectus Supplement) of such demand 100% of the installment of principal and interest due on the Promissory Note, together with interest at the Guaranteed Interest Rate specified in the related Prospectus Supplement on overdue principal and overdue interest from the original due date to the actual date of payment by Eximbank (all such amounts of principal and interest, the "Guaranteed Amounts").

           Unless otherwise specified in the related Prospectus Supplement, following an Eximbank Payment Event or, if so described in the related Prospectus Supplement, an Exchange Event and the required assignment of the Promissory Note and Credit Agreement to Eximbank, Eximbank will execute and deliver a certificate (the "Eximbank Payment Certificate"), providing for the timely payment to the Trust by Eximbank of the Guaranteed Amounts due under the Promissory Note on each Note Payment Date until the scheduled maturity of the Promissory Note (regardless of any acceleration of the Promissory Note). On and after such time, the property of the Trust will consist of the Eximbank Payment Certificate, which will be a direct obligation of Eximbank, backed by the full faith and credit of the United States of America.

           A form of the Eximbank Guarantee is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

Certain Restrictions Applicable to Eximbank Guarantees

           Pursuant to the terms of each Eximbank Guarantee, Eximbank will not be required to make a payment under an Eximbank Guarantee of amounts due under the related Promissory Note on a Note Payment Date if a written demand for payment upon Eximbank is not made within 150 days of such Note Payment Date and if a written demand for payment upon the Borrower is not made at least 15 calendar days prior to such demand upon Eximbank. Accordingly, each Declaration of Trust requires the Trustee (or, if so specified in the related Prospectus Supplement, the Servicer) to make such a demand upon the Borrower on or prior to the second Business Day following the failure by the Borrower to make any payment on the Promissory Note and upon Eximbank on the Business Day after the 30th day following the failure of the Borrower to make a payment on the Promissory Note. In the event that Eximbank is not obligated to make a payment under the Eximbank Guarantee of any amounts due and unpaid under the Promissory Note because written demands for payment were not timely made upon Eximbank and the Borrower by the Trustee (or the Servicer), then the Trustee (or, if so specified in the related Prospectus Supplement, the Servicer) will itself be irrevocably obligated to pay such amounts to the Trust. Such payment, including interest on overdue interest and overdue principal at the Guaranteed Interest Rate, will be made by the Trustee, or the Servicer, as the case may be, on the 151st day after the related Note Payment Date, without the requirement of notice or demand. Notwithstanding the foregoing, any Certificateholder may make a demand upon the Trustee or the Servicer, as the case may be, if such amount is not paid when due, in which event the Trustee or the Servicer, as the case may be, will be required to make such payment promptly upon receipt of such written demand from any Certificateholder (or the Servicer). In addition, the Eximbank Guarantee provides that it will cease to be effective if the Depositor or the Trustee agrees to any material amendment, supplement or modification of the Promissory Note or the Credit Agreement without Eximbank's prior written consent. The Declaration of Trust will therefore forbid the Depositor and the Trustee from agreeing to any amendment, supplement or modification of the Promissory Note or the Credit Agreement without Eximbank's prior written consent. See "DESCRIPTION OF THE CERTIFICATES--Events of Default, Enforcement of Promissory Note, Eximbank Guarantee, Liquidity Facility and Defeasance Agreement" and "--Amendments" herein.

Eximbank

           Eximbank is an independent agency of the United States government, corporate in form, all of the capital stock of which is held by the Secretary of the Treasury, was founded in 1934 and operates under authority contained in the Export-Import Bank Act of 1945, as amended (12 U.S.C. Section 635 et seq.) (the "EXIM Act"). Eximbank's purpose is to aid in financing exports and imports of goods and services between the United States and foreign countries and, in furtherance thereof, the EXIM Act vests broad banking powers in Eximbank, including the power to borrow and lend, to guarantee and insure loans, and to purchase or guarantee negotiable instruments, evidences of indebtedness and other securities. Eximbank's authority to exercise its functions has been limited to specified periods, which have been extended by Congressional action from time to time. The EXIM Act currently provides that the authority empowering Eximbank to continue to exercise its functions expires on September 30, 1997. Although the current authority under the EXIM Act to provide loans and guarantees in support of import and export activities expires on September 30, 1997, Eximbank is permitted to assume prior thereto liability as a guarantor of obligations maturing subsequent to that date.

           The Attorney General of the United States, in an opinion dated September 30, 1966, stated that Eximbank's contractual liabilities constitute general obligations of the United States backed by its full faith and credit and that persons in whose favor Eximbank has incurred contractual liabilities in accordance with law "have acquired valid general obligations of the United States, and are therefore in a position to reach beyond Eximbank and its assets to the United States for a source of payment, if necessary." The Eximbank Guarantee of each Promissory Note by Eximbank will constitute a contractual liability of Eximbank and, as stated in such opinion, a general obligation of the United States. The Certificates will not be directly guaranteed by Eximbank and there will be no direct contractual liability of Eximbank to any holder of a Certificate.

                      DESCRIPTION OF THE CERTIFICATES

General

           The Certificates will be issued in Series pursuant to separate Declarations of Trust. A form of Declaration of Trust is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

           The Certificates will be issuable in the authorized denominations specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Certificates will be issued in book-entry form only. See "--Book-Entry Registration" herein. If definitive Certificates of any Series are issued as specified in the related Prospectus Supplement, the transfer of definitive Certificates may be registered and the Certificates exchanged at the office of the Trustee and any other transfer agent designated by the Trustee without the payment of any service charge other than any tax or governmental charge payable in connection with such registration of transfer or exchange.

Distributions on the Certificates

           Interest will be distributable on the Certificates at the rate per annum specified in, or determined in the manner specified in, the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates will accrue from the Closing Date and will be distributed on the dates specified in the related Prospectus Supplement (each such date, a "Certificate Payment Date").

           Payments of principal on the Certificates will be distributable in the aggregate amount and on the Certificate Payment Dates specified in the related Prospectus Supplement.

           Unless otherwise specified in the related Prospectus Supplement, the Certificates will not be subject to prepayment or acceleration under any circumstances.

           The Trustee is obligated to apply all Available Funds (as defined below), including any payments received from the Borrower or other person in respect of the Promissory Note, any payments received from Eximbank pursuant to the Eximbank Guarantee, any amounts received from the Liquidity Provider, if any, under any Liquidity Facility and any amounts received under the Defeasance Agreement, if any, to make the distributions to the Certificateholders on such date. If the Available Funds for distribution to the Certificateholders on any Certificate Payment Date are less than the amounts required to be distributed to all Certificateholders in full on such date, distributions will be made to the respective Certificateholders (other than holders of Subordinate Certificates, if any) on a pro rata basis. If a Class of Subordinate Certificates is issued, no distribution will be made to the Holders of such Subordinate Certificates until all amounts required to be distributed to the holders of the Senior Certificates have been paid in full. If distributions on any Certificates are not made when scheduled as a result of failure of timely payment on the Promissory Note (or the Eximbank Guarantee, the Liquidity Facility, if any, or the Defeasance Agreement, if any) after a default in payment on the Promissory Note), Certificateholders will be entitled to distributions of interest on overdue principal and overdue interest at the rate of interest then distributable on the Certificates.

           "Available Funds" means, unless otherwise specified in the related Prospectus Supplement, in respect of any date on which payments are due on the Certificates, any payments received by the Trustee from the Borrower, Eximbank or the Liquidity Provider, if any, on or in respect of the Promissory Note, the Eximbank Guarantee, the Eximbank Payment Certificate or Liquidity Facility, if any, as well as amounts received under the Defeasance Agreement, if any, in each case in respect of the related Note Payment Date.

Book-Entry Registration

           Unless otherwise specified in the related Prospectus Supplement, the Certificates will be issued in the form of one or more global Certificates that will be deposited with The Depository Trust Company ("DTC") and registered in the name of a nominee of DTC. The Certificates will be available only in book-entry form. Certificateholders may hold their Certificates through DTC, if they are participants of DTC, or indirectly through organizations which are participants in such systems.

           Cede & Co., as nominee for DTC, will be the registered holder of the global Certificates. No Certificateholder will be entitled to receive a certificate representing such person's interest in the Certificates. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to purchase or transfer beneficial interests in the global Certificates.

           Owners of beneficial interests in the global Certificates will not be considered the holders thereof for any purpose under the Declaration of Trust or the Certificates. Unless DTC notifies the Trustee that it is unwilling or unable to continue as depositary for the global Certificates or ceases to be a "clearing agency" registered under the Exchange Act, owners of beneficial interests in the global Certificates will not be entitled to have any portions of the global Certificates registered in their names, will not receive or be entitled to receive physical delivery of Certificates in definitive form and will not be considered the owners or holders of the global Certificates (or any Certificates represented thereby) under the Declaration of Trust or the Certificates.

           All references herein to actions by Certificateholders shall refer to actions taken by DTC upon instructions from its participants ("DTC Participants"), and all references herein to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to Cede & Co., as the registered holder of the Certificates for distribution to Certificateholders in accordance with DTC procedures. Accordingly, each Certificateholder must rely on the procedures of DTC and, if such person is not a DTC Participant, on the procedures of the DTC Participant through which such person owns its interest, to exercise any rights of a holder under the Declaration of Trust. Neither the Trust, the Trustee, nor any agent of the Trust or the Trustee, nor the Borrower will have any responsibility or liability for any aspect of DTC's records or any DTC Participant's records relating to or payments made on account of beneficial interests in the global Certificates or for maintaining, supervising or reviewing any of DTC's records or any DTC Participant's records relating to such beneficial interest.

           DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for DTC Participants and facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants, thereby eliminating the need for physical movement of certificates. DTC Participants include certain of the Underwriters, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ("Indirect Participants").

           Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of and interest on the Certificates. DTC Participants and Indirect Participants with which Certificateholders have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificateholders.

           Because DTC can only act on behalf of DTC Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificateholder to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of physical certificates for such Certificates.

           Prior to the initial delivery date of the Certificates, it is expected that DTC will have advised the Trust that it will take any action permitted to be taken by a Certificateholder under the Declaration of Trust only at the direction of one or more DTC Participants to whose account with DTC the Certificates are credited. Additionally, prior to the initial delivery date of the Certificates, it is expected that DTC will have advised the Trust that it will take such actions with respect to specified portions of the Percentage Interests (as defined below) in the Certificates only at the direction of and on behalf of DTC Participants whose holdings include Percentage Interests that satisfy such specified percentages.

           None of the Underwriters, the Depositor, the Trust, the Trustee or any Borrower, or their affiliates can give any assurances that DTC will perform or continue to perform the procedures discussed above, and such procedures may be discontinued at any time.

Events of Default, Enforcement of Promissory Note, Eximbank Guarantee, Liquidity Agreement and Defeasance Agreement

           If the Borrower fails to deposit with the Trustee all amounts due on the Promissory Note on a Note Payment Date, the Declaration of Trust provides that the Trustee will be required to send a payment demand to the Borrower (with a copy thereof to Eximbank) on or prior to the second Business Day following such Note Payment Date, setting forth the amounts due on the Promissory Note on such date and the amounts due and unpaid by the Borrower. If any amounts due on the Promissory Note remain unpaid on the thirtieth calendar day after such Note Payment Date, the Trustee will be required to file with and deliver to Eximbank on the first Business Day following such thirtieth calendar day a payment demand setting forth the amounts due on the Promissory Note on such date and the amounts due and unpaid by the Borrower and demanding payment from Eximbank under the Eximbank Guarantee. Under the Eximbank Guarantee, Eximbank, upon receipt of a demand for payment and satisfaction of all other requirements contained in the Eximbank Guarantee, will within fifteen Business Days (or such other number of days as may be specified in the related Prospectus Supplement) of such demand make payment of all principal and interest at the Guaranteed Interest Rate owing in respect of such defaulted payment. See "THE EXIMBANK GUARANTEES" and "THE PROMISSORY NOTES" herein.

           Simultaneously with the making of a demand on Eximbank under the Eximbank Guarantee in respect of any Note Payment Date on which both principal and interest are payable (an "Eximbank Payment Event") or in respect of an Exchange Event, the Trustee will be required to assign to Eximbank the rights of the Trust to the Promissory Note and the Credit Agreement and, unless otherwise specified in the related Prospectus Supplement, Eximbank will deliver to the Trustee an Eximbank Payment Certificate providing for payment to the Trust by Eximbank of all amounts of principal and interest at the Guaranteed Interest Rate due under the Promissory Note on each Note Payment Date, until the scheduled maturity of the Promissory Notes. Thereafter, Eximbank will directly and timely pay all amounts of principal and interest due under the Promissory Note to the Trust on each subsequent Note Payment Date, without a requirement of demand on or notice to the Borrower or Eximbank for such payment. On and after such Eximbank Payment Event, the property of the Trust will consist of the Eximbank Payment Certificate, which is a direct obligation of Eximbank, backed by the full faith and credit of the United States of America, and the Defeasance Agreement, if any.

           Unless otherwise specified in the related Prospectus Supplement, under the Credit Agreement, Eximbank will have the sole right to accelerate the Promissory Note upon an Event of Default. Unless otherwise specified in the related Prospectus Supplement, such acceleration will relate only to the rights of Eximbank vis-a-vis the Borrower and will not result in an acceleration of the Certificates, as Eximbank will be required to make payments under the Eximbank Guarantee in accordance with the original amortization schedule of the Promissory Note.

           The Trustee is required to take all necessary action, as permitted or required by the Declaration of Trust, the Eximbank Guarantee, any Liquidity Facility, any Defeasance Agreement and applicable law to (i) enforce payments due from Eximbank under the Eximbank Guarantee and from the Liquidity Provider, if any, under any Liquidity Facility and enforce the Defeasance Agreement, if any, and (ii) apply amounts received in accordance with the Declaration of Trust for the benefit of the Certificateholders.

Trust Accounts and Investments of Funds

           The Trustee will establish two separate, segregated, non-interest bearing trust accounts (the "Trust Account" and the "Eximbank Payment Account") for the benefit of the Certificateholders. All payments received by the Trustee in respect of the Promissory Note (including amounts received under the Liquidity Facility, if any) will be paid into the Trust Account, except amounts received under the Eximbank Guarantee, which will be paid into the Eximbank Payment Account. If so specified in the related Prospectus Supplement, the Trust may establish additional segregated non-interest bearing trust accounts, including, without limitation, a defeasance account into which all payments received by the Trustee under the Defeasance Agreement, if any, will be deposited.

           Each of the Trust Account and the Eximbank Payment Account will be maintained by the Trustee in its trust capacity. The Declaration of Trust directs the Trustee to invest all funds deposited in the Trust Account and the Eximbank Payment Account in respect of a Note Payment Date in Eligible Investments (as defined below) that mature prior to the immediately succeeding Certificate Payment Date; provided that, if a Liquidity Facility is delivered with respect to a Series of Certificates and the Note Payment Dates fall on the corresponding Certificate Payment Dates, such funds will not be invested by the Trustee.

           "Eligible Investments" are required to mature prior to the next succeeding Certificate Payment Date and, unless otherwise specified in the related Prospectus Supplement, consist of non-callable non-prepayable bonds, notes, bills or other similar obligations (i) issued or guaranteed by the United States of America or an agency or instrumentality thereof or a corporation sponsored thereby (including, without limitation, the Federal Home Loan Banks, the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation); (ii) either (a) backed by the full faith and credit of the United States and, if guaranteed by the United States of America or an agency or instrumentality thereof or a corporation sponsored thereby, providing for the full and timely payment thereof or (b) rated in either the highest long-term debt rating category or highest short-term debt rating category of each of the Rating Agencies rating such Certificates and (iii) purchased from the issuer thereof as principal.

           Unless otherwise specified in the related Prospectus Supplement, each Declaration of Trust provides that the Certificateholders have no rights to the interest earned on Eligible Investments.

           Unless otherwise specified in the related Prospectus Supplement, interest earned on Eligible Investments relating to the Trust Account will be distributed to the Borrower; provided, however, that no such amounts will be distributed to the Borrower if at the time of such proposed distribution any Certificateholder has not received distributions of all amounts which it is entitled to receive or the Basic Fee has not been paid to the Trustee. The Borrower will be obligated to reimburse the Trust for losses on investments in such Eligible Investments.

           Unless otherwise specified in the related Prospectus Supplement, interest earned on Eligible Investments relating to the Eximbank Payment Account will be distributed first to the Trustee in payment of any due and unpaid Basic Fees and Expenses and any remaining portion of such interest will be paid to Eximbank.

           Any losses on Eligible Investments not reimbursed to the Trust will not be covered by the Eximbank Guarantee and will reduce the amounts available for distribution to the Certificateholders.

Reports to Certificateholders

           On each Certificate Payment Date, the Trustee is obligated to supply the Certificateholders, and any beneficial owner of an interest in a certificate that delivers to the Trustee a written request certifying to its beneficial ownership with a report which is to include the following information as of the related Certificate Payment Date: (i) the aggregate amounts of principal and interest distributed to the holders of Certificates; (ii) the aggregate principal balance of the Certificates outstanding after such distribution; and (iii) if the amounts referred to in (i) above are less than the amounts of principal and interest paid on the Promissory Note on the related Note Payment Date, the amount of any such difference and the reason or reasons therefor. The report will also state that neither a delinquency in payment under the Promissory Note, the Eximbank Guarantee, the Eximbank Payment Certificate, the Liquidity Facility, if any, or the Defeasance Agreement, if any, nor any Event of Default that is a payment default or, to its knowledge, any other Event of Default has occurred or, if any such event has occurred and is continuing, will specify the event and its status.

           The fiscal year of each Trust will be a calendar year. Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Declaration of Trust, the Trustee is to prepare and mail to each Certificateholder of record at any time during such year a report setting forth such information as is reasonably necessary for the preparation of that Certificateholder's federal income tax returns for such calendar year or, in the event such person was a Certificateholder for only a portion of such calendar year, for the applicable portion of the year.

           The Trustee will deliver, without charge, to any registered Certificateholder copies of all documents and reports furnished to the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, upon written request to the Trustee.

Amendments

           The Declaration of Trust may be amended from time to time by the Trustee, and, if parties thereto, the Servicer, if any, and the Borrower, without the consent of the Depositor or any of the Certificateholders, to cure any ambiguity, to correct or supplement any inconsistent provisions therein, to add any other provisions with respect to matters or questions arising thereunder which shall not be inconsistent with the provisions thereof; provided that such action will not, as evidenced by an opinion of counsel delivered to the Trustee, adversely affect in any material respect the interests of the Certificateholders.

           The Declaration of Trust may also be amended from time to time by the Trustee, and, if parties thereto, the Servicer, if any, and the Borrower or the Lessee, if any, with the consent of holders of Certificates representing at least 51% of the Percentage Interest in the outstanding Certificates but without the consent of the Depositor, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Declaration of Trust or of modifying in any manner the rights of the Certificateholders, except that (a) without the unanimous consent of the Certificateholders, no such amendment may (i) reduce in any manner the amount of, or delay the timing of, collections of payments on the Promissory Note, the Eximbank Guarantee, the Eximbank Payment Certificate, the Liquidity Facility, if any, or the Defeasance Agreement, if any, or distributions which are required to be made on the Certificates or (ii) reduce the percentage required to consent to any such amendment, and (b) without the consent of the Depositor no such amendment may adversely affect the obligations or liabilities of the Depositor. "Percentage Interest" means, with respect to any Certificate at any time, the percentage determined by dividing the outstanding principal amount of such Certificate by the aggregate outstanding principal amount of all of the Certificates.

           No amendment, modification or supplement to or of the Declaration of Trust may be made unless (i) the Trustee shall have received an opinion of counsel to the effect that the proposed amendment, supplement or modification will not cause the Trust to be treated other than as a grantor trust for federal income tax purposes or render any part of the Eximbank Guarantee, the Liquidity Facility, if any, or the Defeasance Agreement, if any, ineffective or (ii) if no such opinion is obtained, such amendment, modification or supplement has been unanimously approved by the Certificateholders. In addition, no amendment, modification or supplement requiring the consent of any of the Certificateholders may be made without the unanimous approval of the Certificateholders unless the Trustee shall have received a statement in writing from each of the Rating Agencies to the effect that the proposed amendment, supplement or modification will not in and of itself result in a downgrading or withdrawal of the ratings then assigned to the Certificates.

           Promptly after the execution of any amendment or consent pursuant to the Declaration of Trust, the Trustee is obligated to furnish or cause to be furnished written notification of the substance of such amendment or consent to each Certificateholder, the Depositor, the Borrower or the Lessee, if any, Eximbank and the Rating Agencies.

Termination

           The Declaration of Trust will terminate after payment in full has been made on the Certificates and any other amounts held by the Trustee have been distributed in accordance with the provisions thereof, but in no event later than 21 years after the death of the last survivor of the descendants of the person named in the Declaration of Trust living as of the date of the Declaration of Trust.

The Trustee

           The Trustee under the Declaration of Trust will be named in the related Prospectus Supplement. The Trustee is obligated to provide each Certificateholder with prompt written notice of any change in the address of the corporate trust office specified in the related Prospectus
Supplement.

           Unless otherwise specified in the related Prospectus Supplement, the Trustee may resign at any time, by giving written notice to the Borrower, Eximbank and the certificate registrar, if other than the Trustee. The Borrower (or, if there is a Lessee specified in the related Prospectus Supplement, the Lessee), the holders of Certificates representing 25% or more of the aggregate Percentage Interests of all of the outstanding Certificates, or a court of competent jurisdiction upon the petition of one or more Certificateholders, may also remove the Trustee if such Trustee ceases to be eligible to continue as such under the Declaration of Trust or if such Trustee becomes legally unable to act or insolvent. In the event the Trustee demonstrates itself unwilling to fulfill its duties, the Borrower (or, if there is a Lessee specified in the related Prospectus Supplement, the Lessee), or a court of competent jurisdiction upon the petition of one or more Certificateholders, may remove the Trustee. In the event of resignation or removal of the Trustee, the Borrower (or, if there is a Lessee specified in the related Prospectus Supplement, the Lessee), with the consent of Eximbank, will appoint a national bank or a state banking institution subject to state banking supervision as successor Trustee. If no successor Trustee has been appointed and has accepted appointment within 30 days after the giving of a notice of resignation or a determination to remove the Trustee, the resigning Trustee or the Trustee whose removal is sought, as the case may be, or any Certificateholder, may petition any court of competent jurisdiction for the appointment of a successor Trustee. Any resignation or removal of a Trustee and appointment of a successor Trustee will not become effective until any required approval by Eximbank is received, acceptance of the appointment by the successor Trustee and transfer of the property of the Trust to such successor Trustee. In addition, unless the Servicer is designated in the related Prospectus Supplement as the person irrevocably obligated to pay the amounts described under "THE EXIMBANK GUARANTEE--Certain Restrictions Applicable to the Eximbank Guarantee" to the Trust in the event of a failure to make a timely demand on Eximbank, no resignation or removal of the Trustee or appointment of a successor Trustee will become effective unless either (i) the Trustee remains irrevocably obligated to pay such amounts to the Trust in the event of the failure of the successor Trustee to make a timely demand on Eximbank or (ii) the successor Trustee irrevocably assumes such obligation.

Duties and Immunities of the Trustee

           The Trustee assumes no responsibility or liability for, and makes no representations as to, the validity or sufficiency, or as to the accuracy, of the recitals, if any, set forth in the Certificates (other than the execution and authentication thereof), the Promissory Note, the Eximbank Guarantee, the Liquidity Facility, if any, the Defeasance Agreement, if any, or the Credit Agreement (or the accuracy of the recitals in the Declaration of Trust), except for the Trustee's representation as to the due execution of all documents signed by it.

           The Trustee undertakes to perform such duties and only such duties as are specifically set forth in the Declaration of Trust. Subject to the foregoing sentence, the Trustee will be liable for its own negligence or misconduct except for (i) good faith errors in judgment (provided the Trustee was not negligent in ascertaining the pertinent facts) and (ii) actions taken or omitted pursuant to the direction of Certificateholders as described below. If an Event of Default has occurred (which has not been cured), the Trustee is obligated to exercise such of the rights and powers vested in it by the Declaration of Trust, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. The Trustee will not be charged with actual knowledge of an Event of Default or a default under the Eximbank Guarantee, Eximbank Payment Certificate, the Liquidity Facility, if any, or the Defeasance Agreement, if any, (other than a failure by the Borrower, the Liquidity Provider, if any, or Eximbank, as the case may be, to make a payment when due under the Promissory Note, the Eximbank Guarantee, the Eximbank Payment Certificate, the Liquidity Facility, if any, or the Defeasance Agreement, if any) unless a responsible officer of the Trustee at its principal corporate trust office obtains actual knowledge thereof or receives written notice thereof from the Borrower, Eximbank, the Liquidity Provider, if any, the Servicer, if any, or any Certificateholder.

           Subject to the foregoing paragraph, the Trustee will have no responsibility or liability for or with respect to the enforcement of the Promissory Note or, if no Event of Default has occurred, the Eximbank Guarantee, the Liquidity Facility, if any, or the Defeasance Agreement, if any, and, if no default under the Eximbank Payment Certificate has occurred, the Trustee will have no responsibility or liability for or with respect to the enforcement of the Eximbank Payment Certificate. Except for any liability that may arise under the Declaration of Trust as the result of the failure of the Trustee to make a claim on Eximbank within 150 days following a payment default by the Borrower or such other liability as is finally determined to have resulted from the Trustee's negligence or bad faith, no recourse shall be had for any claim based on any provision of the Declaration of Trust, the Certificates, the Promissory Note, the Guarantee, the Liquidity Facility, if any, the Defeasance Agreement, if any, or the Credit Agreement against the Trustee in its individual capacity, and any such claim may be asserted solely against the Trust.

           Subsequent to the occurrence of the Eximbank Payment Event, the Trustee's only recourse with respect to the principal and interest due under the Promissory Note will be against Eximbank for payments due under the Eximbank Payment Certificate, which payments will correspond to the payments of principal and interest due on the Promissory Note without giving effect to any acceleration thereof.

           The Declaration of Trust also provides that Certificateholders representing at least 51% in Percentage Interest of the Certificates may, with certain exceptions, direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust power conferred on the Trustee, with respect to the Certificates, except that the Trustee need not comply with such directions if it determines in good faith that the action would involve it in personal liability. A Certificateholder may not pursue any remedy under the Declaration of Trust or give any demand for payment unless (1) the Certificateholder gives to the Trustee written notice stating that an event of default is continuing; (2) the holders of Certificates representing at least 51% in Percentage Interest of the Certificates make a written request to the Trustee to pursue the remedy or give a demand notice; (3) such Certificateholder or Certificateholders offer to the Trustee reasonable security or indemnity against any loss, liability or expense; (4) the Trustee does not comply with the request within sixty days after receipt of the request and the offer of security or indemnity; and (5) the holders of at least 51% in Percentage Interest of the Certificates do not give the Trustee a direction inconsistent with the request during such sixty-day period. The Trustee will be under no obligation to exercise any remedy or power under the Declaration of Trust unless the Certificateholders shall have offered it reasonable indemnity against costs, expenses and liabilities incurred in connection therewith.

The Servicer

           If so specified in the related Prospectus Supplement, a servicer identified therein (the "Servicer") may be selected to perform certain duties described in such Prospectus Supplement. Such duties may include, as specified in such Prospectus Supplement, (i) the making of demands upon the Borrower and Eximbank upon the occurrence of a payment default under the related Promissory Note, (ii) the preparation and making of reports to Certificateholders described under "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders" and (iii) the undertaking of the obligation to pay amounts to the related Trust in the event that Eximbank is not obligated to make payment under the Eximbank Guarantee of amounts due and unpaid under a Promissory Note because demands for payment were not timely made; provided that no Servicer will undertake such obligation unless it is a national bank or a state banking institution subject to state banking supervision. The Servicer, if any, will undertake its duties pursuant to the related Declaration of Trust or pursuant to a Servicing Agreement (the "Servicing Agreement") for the applicable Trust or for multiple Trusts. A form of Servicing Agreement is filed as an exhibit to the Registration Statement of which this Prospectus is part.

Trustee's and Servicer's Fees and Expenses

           Unless otherwise specified in the related Prospectus Supplement, the basic fees and expenses of the Trustee (the "Basic Fees and Expenses") will be paid directly by or on behalf of the Borrower to the Trustee and will not be payable from the assets of the Trust. In addition, unless otherwise specified in the related Prospectus Supplement, if payments on the Certificates are not made when due, the Trustee will be entitled to receive a supplemental fee (the "Trustee Supplemental Fee") equal to the amount, if any, of interest on overdue principal and interest on the Promissory Note received from the Borrower.

           The Trustee Supplemental Fee will be paid from payments made on the Promissory Note. The Trustee Supplemental Fee will be paid only after all amounts due and payable on the Certificates on the related Certificate Payment Date have been paid in full and only if the Trustee has made any payment demand required to be made on the Borrower and Eximbank with respect to such Certificate Payment Date in a timely manner.

           Unless otherwise specified in the related Prospectus Supplement, the fees and expenses (the "Servicer's Fees and Expenses") of the Servicer, if any, will be paid directly by the Borrower to the Servicer.

           In the event that the Borrower fails to pay the Basic Fees and Expenses of the Trustee or the Servicer's Fees and Expenses to the Servicer, if any, the Trustee and the Servicer, if any, will be entitled, to the extent of the Basic Fees and Expenses or the Servicer's Fees and Expenses, as the case may be, to receive the earnings on amounts, if any, deposited in the Trust Account or the Eximbank Payment Account (as defined below) and invested in Eligible Investments, as described under "DESCRIPTION OF THE CERTIFICATES--Trust Accounts and Investments of Funds." Such investment earnings will be payable to the Trustee or the Servicer, if any, only after all amounts due and payable on the Certificates on the related Certificate Payment Date have been paid in full.

           Except as otherwise described under "--Duties and Immunities of the Trustee", the Basic Fees and Expenses payable to the Trustee will cover
(i) compensation for all services rendered by the Trustee or as contemplated by the Declaration of Trust, (ii) all expenses, disbursements and advances made by the Trustee under or as contemplated by the Declaration of Trust (including the fees, expenses and disbursements of the Trustee's accountants, counsel and other agents), and (iii) any loss, liability or expense arising out of or in connection with the acceptance or administration of the Trust and its duties as Trustee.

           The Servicer's Fees and Expenses payable to the Servicer, if any, will cover (i) compensation for all services rendered by the Servicer or as contemplated by the Declaration of Trust, (ii) all expenses, disbursements and advances made by the Servicer or as contemplated by the Declaration of Trust (including the fees, expenses and disbursements of the Servicer's accountants, counsel and other agents) and (iii) any loss, liability or expense arising out of or in connection with the servicing of the Trust and its duties as Servicer.

                            THE PROMISSORY NOTES

           Each Promissory Note will either, as specified in the related Prospectus Supplement, be issued to, or otherwise be acquired by, the Depositor, which will deposit the Promissory Note in the related Trust simultaneously with the receipt by the Trust of the proceeds from the sale of the Certificates. Each Promissory Note will be issued pursuant to a Credit Agreement. A form of the Credit Agreement, with a form of Promissory Note attached, is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

           Each Promissory Note will be in the principal amount, mature on the date and bear interest at the rate or rates per annum specified in the related Prospectus Supplement. Interest and principal payments on each Promissory Note will be payable on the dates specified in the related Prospectus supplement (the "Note Payment Dates"). Unless otherwise specified in the related Prospectus Supplement, interest on each Promissory Note will be computed on the basis of a 360-day year consisting of twelve 30-day months.

           Unless otherwise specified in the related Prospectus Supplement, the Borrower will have no right to prepay to the Trust any amounts due under the Promissory Note.

           The amounts of principal and interest payable on the Promissory Note or Notes underlying a Series of Certificates will be sufficient to provide for the scheduled payment on such Certificates.

           Each Promissory Note will be payable in lawful money of the United States without deduction for or on account of any present or future taxes, duties or other charges levied or imposed on the Promissory Note or the proceeds or holder thereof by the country of the Borrower or any political subdivision or taxing authority thereof or any other taxing jurisdiction other than the United States or any political subdivision or taxing authority thereof.

           Each Promissory Note will provide that any overdue principal or interest thereon will bear interest at the rate or rates per annum specified in the related Prospectus Supplement. The portion of any such rate in excess of the rate that would then have been applicable to the Promissory Note had principal or interest not been overdue will not constitute a portion of the Guaranteed Interest Rate pursuant to the Eximbank Guarantee. Each transaction will be structured to provide the Trust with sufficient funds so that, even if the Borrower fails to pay such penalty rate, full and timely distributions on the Certificates can be made from other payments made by the Borrower on the Promissory Note or from payments made by Eximbank under the Eximbank Guarantee, from payments made by the Liquidity Provider, if any, under the Liquidity Facility, from amounts received under the Defeasance Agreement, if any, or from amounts otherwise distributable to holders of Subordinate Certificates, if any.

                           THE CREDIT AGREEMENTS

           Each Promissory Note will be issued pursuant to a Credit Agreement entered into by a Borrower with Eximbank and, unless otherwise specified in the related Prospectus Supplement, the Depositor. Each Credit Agreement contains terms and provisions relating to the rights and remedies of the Trust and Eximbank with respect to the Promissory Note and the loan evidenced thereby. Under each Credit Agreement, Events of Default include the failure of the Borrower to make payments under the Promissory Note as provided therein.

           Unless otherwise specified in the related Prospectus Supplement, the Borrower will have no right to prepay to the Trust any amounts due under the Promissory Note. Accordingly unless otherwise specified in the related Prospectus Supplement all payments of principal and interest owed by the Borrower to the Trust under the Promissory Note will be required to be made to the Trust on the Note Payment Date specified in the Promissory Note.

           Upon the occurrence of an Event of Default, Eximbank may accelerate payment of the Promissory Note. Unless otherwise specified in the related Prospectus Supplement, such acceleration will relate only to the rights of Eximbank vis-a-vis the Borrower and will not result in any prepayment of the Certificates, as Eximbank will be required to make payments under the Eximbank Guarantee in accordance with the original amortization schedule of the Promissory Note.

                          THE LIQUIDITY FACILITIES

           If so specified in the related Prospectus Supplement, an irrevocable revolving liquidity facility, letter of credit or surety bond will be provided in an amount equal to, unless otherwise specified in the such Prospectus Supplement, the largest remaining scheduled payment of principal and interest due at any time on the Promissory Note or Notes included in the related Trust (each, a "Liquidity Facility"). The provider (the "Liquidity Provider") under any such Liquidity Facility will be specified in the related Prospectus Supplement.

           The Liquidity Facilities will provide for the distribution in a timely manner of principal and interest to the Certificateholders on any Certificate Payment Date with respect to which the Borrower defaults in the payment of amounts due under a Promissory Note.

           A form of irrevocable revolving liquidity facility is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

                         THE DEFEASANCE AGREEMENTS

           If so specified in the related Prospectus Supplement, the Borrower or other entity specified in such Prospectus Supplement will provide for the payment of the Unguaranteed Portion of principal or interest due on a Promissory Note by delivery to the Trustee on the Closing Date of non-callable United States government securities (the "Defeasance Collateral") pursuant to a Defeasance Agreement (each, a 'Defeasance Agreement') with the Trustee. The Defeasance Collateral will be in amounts and have maturities sufficient to provide for payment of the Unguaranteed Portion of each payment on interest on the Promissory Note as it comes due on each Note Payment Date. Upon maturity of each portion of the Defeasance Collateral, the Trustee will apply the proceeds thereof to the payment of a portion of the amounts due on the Promissory Note.

           A form of Defeasance Agreement is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

                          SUBORDINATE CERTIFICATES

           In order to provide for the payment of any Unguaranteed Portion of interest due on a Promissory Note and if so specified in the related Prospectus Supplement, a Class of Certificates of a Series (the "Subordinate Certificates") may be issued which is subordinated to the rights of the senior Class of Certificates of such Series (the "Senior Certificates") such that proceeds of the Eximbank Guarantee or the Liquidity Facility, if any, will be sufficient to distribute to the Senior Certificates their allocable share of the scheduled payments on the Promissory Note. The Subordinate Certificates will not be offered by the Prospectus or any Prospectus Supplement.

                                 THE TRUSTS

           Each Guaranteed Trade Trust (each, a "Trust") will be specially created for the purpose of holding the related Promissory Note and the related Eximbank Guarantee, Liquidity Facility, if any, Defeasance Agreement, if any, and Eximbank Payment Certificate, if any, and issuing the Certificates. Each Trust will be formed pursuant to a Declaration of Trust (the "Declaration of Trust") between the Trustee named in the related Prospectus Supplement, the Depositor and, if so specified in the related Prospectus Supplement, the Servicer, with, if so specified, the consent and agreement of the related Borrower. No Trust will have any material assets other than the related Promissory Note, backed by the related Eximbank Guarantee and, if so specified in the related Prospectus Supplement, a Liquidity Facility and Defeasance Agreement and, in the event the Eximbank Payment Event occurs, the Eximbank Payment Certificate, a direct obligation of Eximbank. No Declaration of Trust will permit the related Trust to engage in any activity other than holding such assets, issuing the Certificates and engaging in certain other necessary activities related thereto.

                               THE DEPOSITOR

           Citicorp North America, Inc. (the "Depositor") is a corporation organized under the laws of Delaware. The Depositor is an affiliate of Citicorp Securities, Inc., one of the Underwriters. The principal executive offices of the Depositor are located at 399 Park Avenue, New York, New York 10043 and its telephone number is 212-559-1000.

               CERTAIN UNITED STATES FEDERAL TAX CONSEQUENCES

           The following summarizes certain federal income tax consequences arising from the purchase, ownership and disposition of Certificates. The summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), and the United States Treasury Regulations promulgated thereunder, as interpreted by court decisions and Internal Revenue Service rulings and procedures, all as in effect on the date hereof. The discussion does not deal with all aspects of federal income taxation that may be relevant to particular investors, some of whom may be subject to special rules. This discussion is also generally limited to investors who will hold the Certificates as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code. Prospective investors are advised to consult their own tax advisors to determine the federal, state, local and any other tax consequences arising out of the purchase, ownership and disposition of Certificates.

Tax Status of the Trust

           In the opinion of Skadden, Arps, Slate, Meagher & Flom LLP ("Special United States Tax Counsel"), the Trust will be classified as a grantor trust for federal income tax purposes rather than as an association taxable as a corporation or as a partnership, and accordingly, each Certificateholder will be treated for federal income tax purposes as the owner of an undivided interest in the assets of the Trust.

General Tax Consequences to Certificateholders


           Each Certificateholder, in accordance with his method of accounting, will be required to include in income his pro rata share of the income of the Trust and will generally be entitled to deduct his pro rata share of expenses incurred by the Trust. However, a noncorporate Certificateholder's allocable share of expenses may be a "miscellaneous itemized deduction" as defined in Section 67 of the Code, which will be deductible by a noncorporate Certificateholder only to the extent that the aggregate of such deductions (including those arising from transactions unrelated to holding the Certificates) exceeds 2% of such Certificateholder's adjusted gross income. In addition, in the case of Certificateholders who are individuals, otherwise allowable itemized deductions will be reduced, but not by more than 80%, by an amount equal to 3% of the Certificateholder's adjusted gross income over a statutorily defined threshold. The threshold is $121,200 in the case of a married couple filing jointly for taxable years beginning in 1997. The dollar thresholds are subject to adjustment for inflation.


           The portion of each payment to a Certificateholder that is allocable to principal will represent a recovery of capital, which will reduce the tax basis of such Certificateholder's interest in the assets of the Trust.

           Each Certificateholder's pro rata share of income with respect to the Promissory Note (which will include any withholding taxes paid over to foreign tax authorities) will be treated as income from sources without the United States for federal income tax purposes. If, as a result of an Eximbank Payment Event or an Exchange Event, an Eximbank Payment Certificate is substituted for the Promissory Note, it is possible that such substitution would be treated as an exchange for federal tax purposes, with the result that each Certificateholder could be required to recognize gain or loss as if such Certificateholder had actually exchanged his interest in the Promissory Note for an interest in the Eximbank Payment Certificate. If such substitution of obligations were treated as an exchange, each Certificateholder's pro rata share of income with respect to the Eximbank Payment Certificate would be treated thereafter as income from sources within the United States for federal income tax purposes.

Credit for Foreign Taxes Withheld

           Subject to the limitations set forth in Section 904 of the Code (which generally restricts the availability of foreign tax credits to the tax liability of a U.S. Person (as defined below) attributable to foreign-source income of the same type as the income with respect to which the tax was imposed, as determined under complex U.S. tax rules), any foreign tax withheld or paid with respect to a U.S. Person's pro rata share of interest on the Promissory Note generally may be taken as a foreign tax credit against United States federal income taxes by such a U.S. Person who makes an appropriate election for the taxable year. U.S. Persons who do not elect to claim foreign tax credits for a taxable year may claim a United States tax deduction for their pro rata share of such foreign tax in such taxable year.

Interest, Discount and Premium

           A purchaser of a Certificate will be treated as purchasing an interest in the Promissory Note at a price equal to the purchase price paid for the Certificate. To the extent that the purchase price of a Certificate is less than or greater than the portion of the principal balance of the Promissory Note which is allocable to the Certificate, the interest in the Promissory Note will have been acquired at a discount or premium.


           The treatment of any discount on the Promissory Note will depend on whether the discount represents original issue discount or market discount. The original issue discount on the Promissory Note will be considered to be zero if it is less than a statutorily defined de minimis amount. In other cases, original issue discount will be required to be included in income by the Certificateholder under an economic accrual method regardless of whether payments are actually made to the Certificateholder, although such accrued amounts will not have to be included in income again when received thereby.


           If the Promissory Note is acquired at a market discount, Certificateholders will be required to include each principal payment on the Promissory Note in gross income as ordinary income to the extent of the accrued market discount on the Promissory Note not previously included in income. The market discount on the Promissory Note will be considered to be zero if it is less than a statutorily defined de minimis amount.


           If the Promissory Note is acquired at a premium, Certificateholders that hold their Certificates as capital assets and elect to amortize bond premium will be allowed to amortize such premium as an offset to interest income on the Promissory Note. An election to amortize bond premium applies to all obligations held by a Certificateholder at the beginning of the first taxable year to which the election applies and to all such obligations thereafter acquired by such Certificateholder and shall generally be binding for all subsequent years with respect to all obligations of such Certificateholder.


           The method of accruing market discount and premium on the Promissory Note will be determined by rules to be provided in Treasury Regulations which have not yet been issued. Until such regulations are issued, market discount and premium will accrue, at the taxpayer's election, either (1) on the basis of a constant interest method, or (2) in proportion to the stated interest paid on the Promissory Note in the accrual period relative to the stated interest remaining to be paid on the Promissory Note as of the beginning of the accrual period.

           The excess of interest paid or accrued to purchase or carry a Promissory Note with market discount over interest received on such Promissory Note is allowed as a current deduction only to the extent such excess is greater than the untaxed market discount that accrued during the taxable year in which such interest expense was incurred. The deferred interest expense is, in general, allowed as a deduction not later than the year in which the Promissory Note is disposed of. A Certificateholder may elect to include market discount in income currently as it accrues on all obligations acquired by such holder at a market discount during the taxable year such election is made and thereafter, in which case the interest deferral rule described above would not apply.

Sale of a Certificate


           If a Certificate is sold, gain or loss will be recognized in an amount equal to the difference between the amount realized on the sale and the Certificateholder's adjusted basis in the Certificate. In general, a Certificateholder's adjusted basis will equal the Certificateholder's cost for the Certificate, decreased by any offset previously allowed for accrued premium and by the amount of the Certificateholder's pro rata share of prior payments on the Promissory Note that are not of qualified stated interest and increased by the amount original issue discount and market discount previously included in income with respect to the Promissory Note. Any gain or loss will generally be capital gain or loss.


Foreign Certificateholders

           Subject to the discussion with respect to backup withholding below, a Certificateholder that is not a U.S. Person generally will not be subject to U.S. federal income taxation, including withholding taxes, on his pro rata share of income with respect to the Promissory Note because such income will be treated as income from sources without the United States. Gains realized upon the sale of a Certificate by a Certificateholder that is not a U.S. Person generally should not be subject to U.S. federal income tax. Notwithstanding the preceding two sentences, however, a Certificateholder that is not a U.S. Person generally will be subject to U.S. federal income taxation on amounts received or gains realized with respect to a Certificate to the extent such amounts or gain are effectively connected with a U.S. trade or business of the Certificateholder. Furthermore, an individual Certificateholder who is not a U.S. Person may be taxed on any gain from the sale or disposition of a Certificate if the individual is present in the United States for 183 days or more during the taxable year in which the sale or disposition occurs.




           For purposes of this discussion, a "U.S. Person" is a citizen or resident of the United States, a corporation or partnership created or organized in or under the laws of the United States or any state or political subdivision thereof, an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all substantial decisions of such trust.


Backup Withholding


           Payment made on the Certificates and proceeds from the sale of the Certificates will not be subject to a "backup" withholding tax of 31% unless, in general, the Certificateholder fails to comply with certain reporting procedures (generally, provision of an IRS Form W-8) and is not an exempt recipient under applicable provisions of the Code.


                            ERISA CONSIDERATIONS


           The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans subject to ERISA ("Plans") and on persons who are parties in interest or disqualified persons ("Parties in Interest") with respect to such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and Parties in Interest with respect to such Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Code section 410(d)), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Certificates without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under Code section 401(a) and exempt from taxation under Code section 501(a) is subject to the prohibited transaction rules set forth in Code section 503. Certain plans not subject to ERISA, such as individual retirement accounts and certain Keogh plans, are subject to prohibitions in the Internal Revenue Code against transactions with Parties in Interest. Moreover, based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 114 S. Ct. 517 (1993), an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party-in-Interest with respect to a Plan by virtue of such investment.


           Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.


           Plan fiduciaries must also determine whether the acquisition and holding of the Certificates and the operations of the Trust would result in direct or indirect Prohibited Transactions. Although the assets of the Trust are essentially passive in nature and the responsibilities and functions to be performed by the Trustee are generally custodial and ministerial in nature, the operations of the Trust could result in Prohibited Transactions if Plans that purchase the Certificates are deemed to own an interest in the underlying assets of the Trust.

           The Department of Labor ("DOL") has issued a final regulation (29 C.F.R. Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan (the "Plan Asset Regulation"). This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan (which is subject to ERISA) makes an "equity" investment will be deemed for purposes of ERISA to be assets of the investing Plan unless certain exceptions apply. There can be no assurance that any of the exeptions will apply to the Trust. Accordingly, if a Plan purchases the Certificates, the Trust Fund could be deemed to hold plan assets unless one of the exceptions under the Plan Asset Regulation is applicable to the Trust. The Trustee, however, will have limited discretionary investment authority and the Trust will be operated in an essentially passive manner with the Trustee having essentially custodial and ministerial responsibilities and functions (other than with respect to its limited investment authority).

           Regardless of whether the Trust is deemed to hold plan assets of Plans that are holders of Certificates, possible violations of the prohibited transaction or fiduciary responsibility rules could occur if Certificates are purchased with assets of any Plan if the Underwriter, the Trustee or the Borrower, or any of their affiliates is a party in interest or disqualified person with respect to such Plan, unless such acquisition is subject to a statutory or administrative exemption, such as ERISA
Section 401(c)(1), regarding insurance company general accounts; Prohibited Transaction Class Exemption ("PTCE") 91-38, regarding certain investments by bank collective investment funds; PTCE 90-1, regarding certain insurance company pooled separate accounts; PTCE 95-60, regarding certain investments by insurance company general accounts; PTCE 84-14, regarding certain transactions effected on behalf of a Plan by a "qualified professional asset manager;" PTCE 96-23, regarding certain transactions effected on behalf of a Plan by an "in-house asset manager"; or pursuant to any other available exemption.


           Any Plan fiduciary which proposes to cause a Plan to purchase Certificates should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investments and whether the exemptions discussed above or another exemption would be applicable and determine on its own whether all conditions have been satisfied.

           Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

           The information above is of general application and may be modified by information with respect to ERISA considerations contained in the Prospectus Supplement relating to a Series of Certificates. Fiduciaries of Plans should review such information, if any, in considering the purchase of Certificates of such a Series.

                            PLAN OF DISTRIBUTION

           Each Series of Certificates offered hereby and by means of the related Prospectus Supplements may be sold directly by the Depositor or may be offered through an underwriter or an underwriting syndicate (the "Underwriters"), which may include Citicorp Securities, Inc., an affiliate of the Depositor. The Prospectus Supplement with respect to each Series of Certificates will set forth the terms of the offering of such Series of Certificates, including the name or names of the Underwriters, the proceeds to the Depositor, and either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the Underwriters will sell the Certificates will be determined.

           Unless otherwise specified in such Prospectus Supplement, the Underwriters will be obligated to purchase all of the Series of Certificates described in the Prospectus Supplement with respect to such Series if any such Certificates are purchased. The Certificates may be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

           If the Certificates of a Series are offered other than through Underwriters, the related Prospectus Supplement will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor, the related Borrower and the purchasers of such Certificates.

           The place and time of delivery for each Series of Certificates in respect of which this Prospectus is delivered will be set forth in the Prospectus Supplement with respect to such Series.

                               LEGAL MATTERS

           Certain legal matters will be passed upon for the Depositor and the Underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Skadden, Arps, Slate, Meagher & Flom LLP, as special United States tax counsel to the Trust, will also render an opinion regarding certain federal income tax consequences.

                                  RATINGS

           Unless otherwise specified in the related Prospectus Supplement, at the time of issuance, it is anticipated that the Certificates of each Series will be rated in the highest rating category of the nationally recognized statistical rating organization or organizations specified therein. The Certificates of each Series offered hereby will be rated at least "investment grade", typically one of the four highest generic rating categories, by at least one such nationally recognized statistical rating organization.



No dealer, salesman or any other person
has been authorized to give any
information or to make any
representations other than those                $
contained in this       Prospectus
Supplement and the Prospectus in
connection with the offer made by this
Prospectus Supplement and the Prospectus
and, if given or made, such information
or representations must not be relied
upon. Neither the delivery of this              GUARANTEED TRADE TRUST
Prospectus Supplement and the Prospectus                199  -
nor any sale made hereunder shall under
any circumstances create any
implication that there has been no
change in the affairs of the Trust, the
Guaranteed Trade Trust, the Borrower or
Eximbank since the date hereof. This
Prospectus Supplement and the Prospectus
do not constitute an offer or
solicitation by anyone in any state in
which such offer or solicitation is not
authorized or in which the person making
such offer or solicitation is not
authorized or in which the person making
the solicitation is not qualified to do
so or to anyone to whom it is unlawful
to make such offer or solicitation.                         %

            ---------------
         TABLE OF CONTENTS              Page   Guaranteed Trade Certificates
                                                      Series 199  -
Prospectus Supplement
Summary.............................
Overview of the Transaction.........
Use of Proceeds.....................
The Promissory Note.................
The Trust...........................
The Borrower........................
Description of the Certificates.....
Yield Considerations................
Certain Foreign Taxes...............
Underwriting........................
Legal Matters.......................
Ratings.............................
Prospectus
----------
Prospectus Supplement................                   PROSPECTUS
Available Information................                   SUPPLEMENT
Reports to Certificateholders........
Overview of the Transactions.........
The Eximbank Guarantees..............
Description of the Certificates......
The Promissory Notes.................
The Credit Agreements................
The Liquidity Facilitiess............
The Defeasance Agreements............
Subordinate Certificates.............
The Trusts...........................
The Depositor........................
Certain United States Federal Tax
  Consequences.......................
ERISA Considerations.................
Plan of Distribution.................
Legal Matters........................              Citicorp Securities, Inc.
Ratings..............................

        -----------------------

Until     , 199   (90 days after the
date of this Prospectus Supplement),
all dealers effecting transactions in
the Certificates, whether or not
participating in this distribution, may
be required to deliver this Prospectus
Supplement and the Prospectus. This is
in addition to the obligations of
dealers to deliver a Prospectus Supple-
ment and the Prospectus when acting as
underwriters and with respect to their
unsold allotments or subscriptions.






                                 PART II

               INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

            The following table sets forth the estimated expenses to be incurred in connection with the offering described in this Registration Statement, other than underwriting discounts and commissions:


            SEC Registration Fee......................$ 46,116*
            Trustee's and Servicer's
              Fees and Expenses.......................  20,000
            Printing and Engraving ...................  10,000
            Legal Fees and Expenses...................  50,000
            Blue Sky Fees.............................   1,000
            Accounting Fees and Expenses..............       0
            Rating Agency Fees........................  85,000
            Miscellaneous.............................  25,000

                  Total...............................$237,116

* Of such amount, $303.10 has been previously paid.



ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 102(b)(7) of the Delaware General Corporation Law ("DGCL") permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its shareowners for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its shareowners,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock repurchases or redemptions, or
(iv) for any transaction from which the director derived an improper personal benefit.

      Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

      Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

      Section 145 further provides that to the extent a director or officer of a corporation, among others, has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that expenses incurred by a director or officer in defending any action, suit or proceeding may be paid by the corporation in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such director or officer is not entitled to indemnification under Section 145; and that indemnification and advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which the person seeking indemnification or advancement of expenses may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation, among others, against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

      The Restated Certificate of Incorporation, as amended, of the Depositor provides, in effect that, to the extent and under the circumstances permitted by subsections (a) and (b) of Section 145, the Depositor (i) shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding described in subsections (a) and (b) by reason of the fact that he is or was a director or officer of the Depositor against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, and
(ii) may indemnify any person who was or is a party or is threatened to be made a party to any such action, suit or proceeding if such person was an employee or agent of the Depositor and is or was serving at the request of the Depositor as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Such Restated Certificate of Incorporation also provides, in effect, that expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding shall be paid by the Depositor in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Depositor. In addition, as permitted by Section 145 of the General Corporation Law of the State of Delaware, the Depositor maintains liability insurance covering directors and principal officers.



ITEM 16.    EXHIBITS.

            (a)   Financial Statements:

                  None.

            (b)   Exhibits:

                   1.1  --    Form of Underwriting Agreement
                              (Filed as Exhibit 1.1 to Regis-
                              tration Statement No. 33-76240
                              filed with the Commission and
                              incorporated herein by refer-
                              ence)

                   4.1  --    Form of Declaration of Trust,
                              including form of Certificates
                              (Filed as Exhibit 4.1 to Regis-
                              tration Statement No. 33-76240
                              filed with the Commission and
                              incorporated herein by refer-
                              ence)


                   5.1  --    Opinion of Skadden, Arps,
                              Slate, Meagher & Flom LLP as to
                              legality

                   8.1  --    Opinion of Skadden, Arps,
                              Slate, Meagher & Flom LLP as to
                              certain federal tax matters


                  10.1  --    Form of Credit Agreement, in-
                              cluding form of Promissory Note
                              (Filed as Exhibit 10.1 to Regis-
                              tration Statement No. 33-76240
                              filed with the Commission and
                              incorporated herein by refer-
                              ence)

                  10.2  --    Form of Eximbank Guarantee
                              (Filed as Exhibit 10.2 to Regis-
                              tration Statement No. 33-76240
                              filed with the Commission and
                              incorporated herein by refer-
                              ence)

                  10.3  --    Form of Defeasance Agreement
                              (Filed as Exhibit 10.3 to Regis-
                              tration Statement No. 33-76240
                              filed with the Commission and
                              incorporated herein by refer-
                              ence)

                  10.4  --    Form of Liquidity Agreement
                              (Filed as Exhibit 10.4 to Regis-
                              tration Statement No. 33-76240
                              filed with the Commission and
                              incorporated herein by refer-
                              ence)

                  10.5  --    Form of Servicing Agreement
                              (Filed as Exhibit 10.5 to Regis-
                              tration Statement No. 33-76240
                              filed with the Commission and
                              incorporated herein by refer-
                              ence)


                  24.1  --    Consent of Skadden, Arps,
                              Slate, Meagher & Flom LLP (included
                              as part of Exhibits 5.1 and 8.1)


                  25.1  --    Powers of Attorney of Directors
                              and Officers of the Depositor
                              (Appear on signature page of
                              this Registration Statement)



ITEM 17.    UNDERTAKINGS.

      (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connec-tion with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as ex-pressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

      (b) The undersigned registrant hereby undertakes that:

            1. For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of a prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective;

            2. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
      Statement:

                  (i)   to include any prospectus required
            by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events
            arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar volume of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) to include any material information with respect
            to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            Provided, however, that paragraph (a)(1)(i) and (a)(l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
      Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

            3. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            4. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (c) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, Certificates in such denominations and registered in such names as a required by the underwriters to permit prompt delivery to each purchaser.


                             SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 (other than the assignment of security rating required by Transaction Requirement B.5 of Form S-3), (ii) it reasonably believes that the security rating requirement of Transaction Requirement B.5 of Form S-3 will be met by the time the securities to be offered under this registration statement are sold and (iii) it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City and State of New York, on November 6, 1997.

                              GUARANTEED TRADE TRUSTS

                              By:  Citicorp North America, Inc.


                              By  /s/ AeKyong Chung
                                  Name:  AeKyong Chung
                                  Title: Vice President







            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                 Title                           Date

____________________          Chairman of the Board

 (Rodney F. Ballek)               of Directors


/s/ William R. Silver*        President and Chief          November 6, 1997
---------------------         Operating Officer
 (William R. Silver)          (Principal Executive
                              Officer)


/s/ Thomas F. Boland*         Director                     November 6, 1997
_____________________
 (Thomas F. Boland)


/s/ Ira S. Rimerman*          Director                     November 6, 1997
_____________________
  (Ira S. Rimerman)


/s/ John Armstrong*           Vice President/              November 6, 1997
____________________          Chief Financial Officer
  (John Armstrong)            (Principal Financial and
                              Accounting Officer)


* By /s/ Milca Esdaille
    ----------------------------------
    (Milca Esdaille, Attorney-in-Fact)




                              EXHIBIT INDEX

      Exhibit                  Description                            Page

       1.1        Form of Underwriting Agreement (Filed
                  as Exhibit 1.1 to Registration Statement
                  No. 33-76240 filed with the Commission
                  and incorporated herein by reference)

       4.1        Form of Declaration of Trust, including
                  form of Certificates (Filed as Exhibit
                  4.1 to Registration Statement No. 33-
                  76240 filed with the Commission and in-
                  corporated herein by reference)


       5.1        Opinion of Skadden, Arps, Slate,
                  Meagher & Flom LLP as to legality

       8.1        Opinion of Skadden, Arps, Slate,
                  Meagher & Flom LLP as to certain federal tax matters


      10.1        Form of Credit Agreement, including
                  form of Promissory Note (Filed as Exhibit
                  10.1 to Registration Statement No. 33-
                  76240 filed with the Commission and in-
                  corporated herein by reference)

      10.2        Form of Eximbank Guarantee (Filed as
                  Exhibit 10.2 to Registration Statement
                  No. 33-76240 filed with the Commission
                  and incorporated herein by reference)

      10.3        Form of Defeasance Agreement (Filed as
                  Exhibit 10.3 to Registration Statement
                  No. 33-76240 filed with the Commission
                  and incorporated herein by reference)

      10.4        Form of Liquidity Facility (Filed as
                  Exhibit 10.4 to Registration Statement
                  No. 33-76240 filed with the Commission
                  and incorporated herein by reference)

      10.5        Form of Servicing Agreement (Filed as
                  Exhibit 10.5 to Registration Statement
                  No. 33-76240 filed with the Commission
                  and incorporated herein by reference)


      24.1        Consent of Skadden, Arps, Slate,
                  Meagher & Flom LLP (included as part of
                  Exhibits 5.1 and 8.1)

      25.1        Powers of Attorney of Directors and Of-
                  ficers of Depositor (appear on the sig-
                  nature page)